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Exhibit 99.(a)(1)(A)

ADOBE SYSTEMS INCORPORATED
345 Park Avenue
San Jose, California 95110
Telephone: (408) 536-6000

OFFER TO EXCHANGE
OUTSTANDING OPTIONS TO PURCHASE COMMON STOCK
May 16, 2003

ADOBE SYSTEMS INCORPORATED

OFFER TO EXCHANGE
OUTSTANDING OPTIONS TO PURCHASE COMMON STOCK

THIS OFFER EXPIRES AT 11:59 P.M. PACIFIC TIME
ON MONDAY, JUNE 16, 2003, UNLESS WE EXTEND THIS OFFER

        We are offering you the opportunity to exchange stock options currently outstanding under our 1994 Stock Option Plan and 1999 Equity Incentive Plan with exercise prices greater than $40.00 per share (the "Eligible Options") for a lesser number of new options (the "New Options") which will be granted in accordance with specified exchange ratios as described below (the "Offer"). You are eligible to participate in the Offer if you are an employee of Adobe or one of our subsidiaries as of Friday, May 16, 2003, you remain an employee through the Expiration Date of the Offer and you hold Eligible Options. Our executive officers and members of our Board of Directors are not eligible to participate in the Offer.

        The "Expiration Date" of the Offer is 11:59 p.m. Pacific Time on Monday, June 16, 2003. If we extend the period of time during which this Offer remains open, the term "Expiration Date" will refer to the latest time and date at which this Offer expires.

        The New Options will not be granted until, at the earliest, December 17, 2003 (the "Grant Date"). The Board of Directors retains the discretion to determine the Grant Date.

        We are offering to exchange each Eligible Option for a New Option to be granted in accordance with the following exchange ratios (rounded down to the nearest whole share):

  •
  For Eligible Options that have an exercise price per share greater than $40.00 and less than or equal to $49.99, the exchange ratio of shares underlying Eligible Options to shares underlying New Options is equal to 1.5-to-1.

  •
  For Eligible Options that have an exercise price per share of $50.00 or higher, the exchange ratio of shares underlying Eligible Options to shares underlying New Options is equal to 2-to-1.

        In addition, if you elect to participate with respect to any Eligible Options, you will be required to exchange any options granted to you since November 16, 2002 for New Options regardless of the exercise price of such options. These options will be automatically exchanged for New Options on a 1-to-1 basis. The Offer must be structured in this manner to avoid certain unfavorable accounting treatment.

        As an example, if you elect to exchange an Eligible Option representing the right to purchase 100 shares of common stock, with an exercise price of $41.00 per share, you will receive on the date the New Options are granted a New Option representing the right to purchase 66 shares of common stock (100 divided by 1.5). As another example, if you elect to exchange an Eligible Option representing the right to purchase 100 shares of common stock, with an exercise price of $56.00 per share, you will receive on the date the New Options are granted a New Option representing the right to purchase 50 shares of common stock (100 divided by 2).

        The New Options will vest as follows: 25% of the shares will vest on the first year anniversary of the Grant Date; 2.08% of the shares will vest each month thereafter for the next twelve (12) months; and 4.17% of the shares will vest each month thereafter for the next twelve (12) months, such that 100% of the shares will be vested three (3) years from the Grant Date. Vesting is contingent upon your continuous employment with Adobe.

        The New Options will have an exercise price equal to the closing price of our common stock as reported on the Nasdaq National Market on the Grant Date, except that the exercise price per share of the New Options granted to tax residents of France and Italy will be as described in Appendix B of this Offer to Exchange entitled "A Guide to International Issues."

        Shares of our common stock are quoted on the Nasdaq National Market under the symbol "ADBE." On May 14, 2003, the closing price of our common stock as reported on the Nasdaq National Market was $36.25 per share. We recommend that you obtain current market quotations for our common stock before deciding whether to elect to exchange your Eligible Options. We can provide no assurance as to the price of our common stock at any time in the future, and nothing contained in this document or the other documents you receive relating to this Offer should be interpreted in any way as a claim relating to the future prospects of the price of our common stock, nor should any inference about such future prospects be drawn from anything contained herein or therein.

        Please note that although you may tender as many or as few of the Eligible Options as you like, you must exchange all shares issuable under each particular grant of Eligible Options you wish to exchange. For example, if you received one grant of an Eligible Option with the right to purchase 100 shares of our common stock at an exercise price of $41.00 per share, and another grant of an Eligible Option with the right to purchase 50 shares of our common stock at an exercise price of $56.00 per share, you may tender one or both of these Eligible Options. However, you may not partially tender an Eligible Option grant (e.g., a portion of the Eligible Option grant for 100 shares or a portion of the Eligible Option grant for 50 shares). In addition, if you elect to participate with respect to any Eligible Options you will also be required to exchange all options granted to you since November 16, 2002.

        We are making this Offer upon the terms and subject to the conditions described in this Offer to Exchange, including the Summary of Terms, the Electronic Transmittal Letter and the Stock Option Exchange Election Form (the "Election Form") (which together, as they may be amended from time to time, constitute the "Offer"). This Offer is not conditioned upon a minimum number of option holders accepting this Offer or a minimum number of Eligible Options being exchanged, but is subject to other conditions that we describe in Section 6 of this Offer to Exchange.

        Although our Board of Directors has approved this Offer, we will not be able to make any recommendation as to whether or not you should exchange your Eligible Options. You must make your own informed decision whether to exchange your Eligible Options.

        You should direct questions about this Offer, requests for assistance in completing the Election Form and requests for additional copies of this Offer to Exchange or related documents to the Equity Compensation Department via email at mailto:optionx@adobe.com or at (408) 536-3122.

        This transaction has not been approved or disapproved by the Securities and Exchange Commission (the "SEC"), nor has the SEC passed upon the fairness or merits of this transaction or upon the accuracy or adequacy of the information contained in this Offer to Exchange. Any representation to the contrary is a criminal offense.

IMPORTANT

        If you would like to accept this Offer, you must properly complete, execute and submit the Election Form through Adobe Forms, which is located under Everyday Tools on Inside Adobe (http://forms.corp.adobe.com) by 11:59 p.m. Pacific Time on the Expiration Date. If you are unable to elect to exchange your Eligible Options via Adobe Forms, you may elect to exchange your Eligible Options by submitting the Election Form via facsimile to the Equity Compensation Department at (408) 537-4100. If you do not return or if we fail to receive your Election Form by 11:59 p.m. Pacific Time on the Expiration Date, you will be deemed to have rejected this Offer. You do not need to return your stock option agreements as they will be automatically cancelled if we accept your Eligible Options for exchange.

        The Board of Directors makes no recommendations as to whether or not you should tender your Eligible Options for exchange. The Board of Directors recognizes that the decision to accept or reject this Offer is an individual one that may be based on a variety of factors. You should consult your personal outside advisor(s) if you have questions about your financial or tax situation. The information about this Offer from Adobe is limited to this Offer to Exchange, including the Summary of Terms, the Electronic Transmittal Letter and the Election Form.

        If your employment with Adobe or one of our subsidiaries is terminated for any reason on or before the Grant Date, you will not receive any New Options for your Eligible Options that have been cancelled, nor will Adobe return any Eligible Options that you have tendered.

        We have not authorized any person to make any recommendation on our behalf as to whether or not you should exchange your Eligible Options pursuant to this Offer. We have not authorized anyone to give you any information or to make any representation in connection with this Offer other than the information and representations contained in this Offer to Exchange, including the Summary of Terms, the Electronic Transmittal Letter and the Election Form. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by Adobe.

TABLE OF CONTENTS

SUMMARY OF TERMS		1
THIS OFFER		8
1.	NUMBER OF OPTIONS; EXPIRATION DATE.	8
2.	PURPOSE OF THIS OFFER.	9
3.	PROCEDURES.	10
4.	CHANGE IN ELECTION.	10
5.	ACCEPTANCE OF OPTIONS FOR EXCHANGE AND CANCELLATION AND ISSUANCE OF NEW OPTIONS.	11
6.	CONDITIONS OF THIS OFFER.	11
7.	PRICE RANGE OF COMMON STOCK.	13
8.	SOURCE AND AMOUNT OF CONSIDERATION; TERMS OF NEW OPTIONS.	14
9.	INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS; TRANSACTIONS AND ARRANGEMENTS INVOLVING THE OPTIONS.	17
10.	STATUS OF OPTIONS ACQUIRED BY US IN THIS OFFER; ACCOUNTING CONSEQUENCES OF THIS OFFER.	19
11.	LEGAL MATTERS; REGULATORY APPROVALS.	19
12.	MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES.	19
13.	TERMS OF THE OFFER SPECIFIC TO ELIGIBLE EMPLOYEES EMPLOYED OUTSIDE THE UNITED STATES.	21
14.	EXTENSION OF THIS OFFER; TERMINATION; AMENDMENT.	22
15.	FEES AND EXPENSES.	22
16.	INFORMATION ABOUT ADOBE.	22
17.	RISK FACTORS.	24
18.	ADDITIONAL INFORMATION.	24
19.	FORWARD LOOKING STATEMENTS; MISCELLANEOUS.	25
APPENDIX A INFORMATION ABOUT THE DIRECTORS AND EXECUTIVE OFFICERS OF ADOBE		A-1
APPENDIX B A GUIDE TO INTERNATIONAL ISSUES		B-1

i

SUMMARY OF TERMS
OF
OFFER TO EXCHANGE OUTSTANDING OPTIONS TO PURCHASE COMMON STOCK

May 16, 2003

Response Due By 11:59 p.m. Pacific Time
on Monday, June 16, 2003, unless this Offer is Extended

        The following should answer most of the questions that you may have about this Offer. Please read the remainder of the Offer to Exchange and the accompanying documents carefully and in their entirety as they contain information relevant to your decision as to whether or not to participate in this Offer. We have included references to the relevant sections of the Offer to Exchange where you can find a more complete description of the topics discussed in this Summary of Terms.

        If you would like to accept this Offer, you must properly complete, execute and submit the Stock Option Exchange Election Form (the "Election Form") through Adobe Forms, which is located under Everyday Tools on Inside Adobe (http://forms.corp.adobe.com) by 11:59 p.m. Pacific Time on Monday, June 16, 2003 (the "Expiration Date"). If we extend the period of time during which this Offer remains open, the term "Expiration Date" will refer to the latest time and date at which this Offer expires. If you are unable to elect to exchange your Eligible Options via Adobe Forms, you may elect to exchange your Eligible Options by submitting the Stock Option Exchange Election Form via facsimile to the Equity Compensation Department at (408) 537-4100. If you have questions regarding the process for returning the Election Form, contact the Equity Compensation Department via e-mail at mailto:optionx@adobe.com or at (408) 536-3122.

GENERAL QUESTIONS ABOUT THE TERMS OF THE OFFER TO EXCHANGE

        Q1. What is the Option Exchange Program?

        We are offering Eligible Employees (as defined below) the opportunity to exchange stock options currently outstanding under our 1994 Stock Option Plan and 1999 Equity Incentive Plan with exercise prices greater than $40.00 per share (the "Eligible Options") for a lesser number of new options (the "New Options"), which will be granted in accordance with specified exchange ratios (see Question 10 below for additional information on the specified exchange ratios). The New Options will be granted at least six months and one day after the Expiration Date, which will be, at the earliest, December 17, 2003 (the "Grant Date"). The Board of Directors retains the discretion to determine the Grant Date. (See Section 1 of the Offer to Exchange.)

        Q2. Who can participate in this Offer?

        You are eligible to participate in this Offer if you are an employee of Adobe or one of our subsidiaries as of Friday, May 16, 2003, continue to be employed by Adobe or one of our subsidiaries through the Expiration Date of this Offer and hold Eligible Options (an "Eligible Employee"). An employee of Adobe or one of our subsidiaries must either be on active status or on an approved leave of absence on the Expiration Date of this Offer in order to be eligible to participate. An employee whose employment with Adobe terminates for any reason at any time before the Expiration Date of this Offer will not be an Eligible Employee. Our executive officers and members of our Board of Directors are not eligible to participate in this Offer (see Appendix A of the Offer to Exchange for a list of our executive officers and members of our Board of Directors). (See Section 1 of the Offer to Exchange.)

        Q3. If I am an Eligible Employee employed outside of the United States, may I participate on the same terms as described in this Offer?

        Yes. Eligible Employees employed outside of the United States who hold Eligible Options may participate in this Offer on the same terms as described in the Offer to Exchange. Non-U.S. employees should refer to

Appendix B of the Offer to Exchange entitled "A Guide to International Issues" for a discussion of the tax and other consequences of accepting or rejecting this Offer under the law of the country in which they are employed.

        Q4. What if my employment at Adobe ends between the Expiration Date of this Offer and the Grant Date?

        If you surrender your Eligible Options for exchange you must remain an employee through the Grant Date to receive the New Options. In addition, if you are not an employee on the Grant Date of the New Options, you will not have a right to the Eligible Options that you surrendered for exchange. (See Section 1 of the Offer to Exchange.)

        Unless you have a separate written agreement governing your employment relationship or as otherwise expressly provided by applicable law, your employment with Adobe or one of our subsidiaries remains "at-will" and can be terminated by you, Adobe or one of our subsidiaries at any time, with or without cause or notice, and nothing in this Offer will modify or change that.

        Q5. Why is Adobe making this Offer?

        We are making this Offer because, as a result of the volatility in our stock price over the past few years, many of our outstanding options have exercise prices that are significantly higher than the current market price of our common stock, commonly referred to as "underwater" or "out-of-the-money" options. By making this Offer, we believe we will be able to provide a proper incentive to our employees by realigning our compensation programs to more closely reflect current market and economic conditions. (See Section 2 of the Offer to Exchange.)

        Q6. Why can't Adobe grant additional options?

        This Offer was designed to avoid the dilution in ownership to our stockholders that would result if we granted employees additional options to supplement their underwater options. We believe this approach strikes a balance between our employees' interests and our stockholders' interests.

        Q7. Why can't Adobe reprice options?

        In 1998, the Financial Accounting Standards Board (FASB) adopted accounting rules that impact the repricing of options. If we were to reprice employee options, we would be subject to compensation charges against our earnings. We have structured this Offer in a manner which we believe will not cause Adobe to incur any compensation expense for financial reporting purposes under current U.S. generally accepted accounting principles.

        Q8. How can I tell which of my outstanding options are Eligible Options?

        A summary of your Eligible Options can be viewed at http://www.optionslink.com. If you do not know or have forgotten your log-in password, contact OptionsLink directly at (800) 838-0908 (press 0) or (650) 599-0125 (press 0) if you are calling from outside the United States. Your Election Form, which is available through Adobe Forms, also lists your Eligible Options. (See Question 10 below.)

        Q9. What are the conditions to this Offer?

        This Offer is subject to the conditions described in Section 6 of the Offer to Exchange. If any of these conditions are met, Adobe may terminate, postpone or amend this Offer. However, this Offer is not conditioned on a minimum number of Eligible Employees accepting this Offer or a minimum number of Eligible Options being exchanged. (See Section 6 of the Offer to Exchange.)

SPECIFIC QUESTIONS ABOUT THE ELIGIBLE OPTIONS TO BE EXCHANGED

        Q10. Which of my options can be exchanged?

        Under this Offer, you may make an election to exchange your unexercised options that have an exercise price greater than $40.00 per share for New Options to be granted in accordance with the exchange ratios set forth below:

Exercise Price Range	Exchange Ratio (Eligible Options to New Options)	As an Example, if You Exchanged 100 Shares, You Would Receive
$40.01-$49.99	1.5-to-1	66 shares
$50.00 and above	2-to-1	50 shares

        If you elect to participate, you will be required to exchange any options granted to you since November 16, 2002 for New Options regardless of the exercise price of such options. These options will automatically be exchanged for New Options on a 1-to-1 basis. This Offer must be structured in this manner to avoid certain unfavorable accounting treatment. (See Section 1 of the Offer to Exchange.)

        New Option grants calculated in accordance with the exchange ratios set forth above will be rounded down to the nearest whole share on a grant-by-grant basis.

        The number of shares of common stock to be represented by the New Options will be adjusted for any stock splits, stock dividends, recapitalizations or similar transactions that may occur between the Expiration Date of this Offer and the Grant Date.

        Q11. How were the exchange ratios and exercise price ranges determined?

        We believe this Offer must balance the interests of both our employees and our stockholders, and as a result, in connection with seeking stockholder approval of the Offer, we established exchange ratios and exercise price ranges that resulted in an economically "value-neutral" exchange to our stockholders on an aggregate dollar value basis. The exchange ratios and exercise price ranges were determined with the help of third-party compensation experts and on the basis of valuations under the Black-Scholes option pricing model as well as a binomial option pricing model.

        Q12. If I elect to exchange my Eligible Options, do I have to exchange all of my Eligible Options or can I just exchange some of them?

        You are not obligated to exchange each Eligible Option grant and will be free to exchange as few or as many of your Eligible Option grants as you wish. However, if you exchange an Eligible Option grant, you must exchange all shares issuable under such Eligible Option grant. Additionally, if you elect to participate, you will be required to exchange all options granted since November 16, 2002 for New Options regardless of the exercise price of such options. (See Question 10 above).

        Q13. Can I exchange part of an Eligible Option grant?

        No. Adobe is not accepting partial tenders of Eligible Option grants. You may only exchange an entire Eligible Option grant.

        Q14. Can I exchange my vested and unvested Eligible Options?

        Yes. You may exchange both vested and unvested Eligible Options.

        Q15. Can I exchange option grants that I have already fully or partially exercised?

        If you exercised an option grant in its entirety, that option grant is no longer outstanding and is therefore not eligible for exchange under this Offer. If you previously exercised an Eligible Option grant in part, the remaining unexercised portion of the Eligible Option grant may be exchanged under this Offer.

        Q16. What happens to Eligible Options that I choose not to exchange?

        Eligible Option grants that you choose not to exchange will retain all their current terms and conditions, including their current exercise price, expiration date and vesting schedule.

        Q17. Am I eligible to exchange an Eligible Option even if the option term expires between the commencement of this Offer and the Grant Date of the New Options?

        Yes. You will be able to exchange this Eligible Option for a New Option.

        Q18. Are there any plans to make a broad-based grant of stock options (stock focal) between the commencement of this Offer and the Grant Date of the New Options?

        No. We have no plans to make a broad-based grant of stock options (stock focal) during this time period.

        Q19. Will Adobe suspend the Employee Stock Purchase Plan ("ESPP") during this time period as well?

        No. The ESPP will not be suspended during this time period.

        Q20. Will Adobe make any recommendation as to whether I should exchange my Eligible Options?

        No. Adobe will not make any recommendations as to whether you should exchange your Eligible Options. You must make your own informed decision. Tendering Eligible Options under this Offer involves risks, as there is no guarantee or assurance as to Adobe's future stock price. For questions regarding investment-related issues, you should talk to your own outside legal counsel, accountant and/or financial advisor, as no one from Adobe has been, or will be, authorized to provide you with information in this regard.

SPECIFIC QUESTIONS ABOUT THE NEW OPTIONS

        Q21. When will I receive my New Options?

        The New Options will be granted at least six months and one day after the Expiration Date, which will be, at the earliest, December 17, 2003. The Board of Directors retains the discretion to determine the Grant Date. (See Section 5 of the Offer to Exchange.)

        Q22. Why won't I receive my New Options immediately after the Expiration Date of this Offer?

        If we were to grant New Options on any date which is earlier than six months and one day after the date we cancel any of the Eligible Options we accepted for exchange pursuant to the terms of this Offer, we would be required, for financial accounting purposes, to record a compensation expense against our earnings. By deferring the grant of the New Options for at least six months and one day, we believe we will not have to record such a compensation expense.

        Q23. What will the exercise price of my New Options be?

        All New Options will be granted with an exercise price equal to the closing price of Adobe's common stock as reported on the Nasdaq National Market on the Grant Date, except that the exercise price per share of the New Options granted to tax residents of France and Italy will be as described in Appendix B of the Offer to Exchange. We cannot guarantee that the New Options will have a lower exercise price than the Eligible Options exchanged because we cannot provide any assurance as to the price of our common stock at any time in the future. We recommend that you obtain current market quotations for our common stock before deciding whether to elect to exchange your Eligible Options. (See Section 7 of the Offer to Exchange for a historical view of the price range of our common stock.)

        Q24. What will the vesting schedule of my New Options be?

        The New Options will vest as follows: 25% of the shares will vest on the first year anniversary of the Grant Date; 2.08% of the shares will vest each month thereafter for the next twelve (12) months; and 4.17% of the shares will vest each month thereafter for the next twelve (12) months, such that 100% of the shares will be vested three (3) years from the Grant Date. Vesting is contingent upon your continuous employment with Adobe. (See Section 8 of the Offer to Exchange.)

        Q25. What will the term of my New Options be?

        The New Options will have a term of six (6) years from the Grant Date, as long as you remain employed by Adobe. This six-year term approximates the weighted average remaining term of all Eligible Options. (See Section 8 of the Offer to Exchange.)

        Q26. What will the other terms and conditions of my New Options be?

        The other terms and conditions of your New Options not described in the Offer to Exchange will be comparable to the other terms and conditions of your Eligible Options. All New Options will be nonqualified stock options under the U.S. Internal Revenue Code, regardless of the tax status of the Eligible Options exchanged, and will be granted pursuant to our 2003 Equity Incentive Plan, regardless of whether your Eligible Options were originally issued pursuant to our 1994 Stock Option Plan or our 1999 Equity Incentive Plan. (See Sections 8 and 12 of the Offer to Exchange.)

        Q27. What happens to my New Options if Adobe merges or is acquired prior to the Grant Date?

        Although we are not anticipating any such merger or acquisition, if Adobe merges with or is acquired by another entity between the Expiration Date and the Grant Date, then the resulting entity will be bound to grant the New Options under the same terms as provided in the Offer to Exchange; however, the type of security and the number of shares covered by each New Option would be determined by the acquisition agreement between Adobe and the acquiror based on the same principles applied to the handling of the options to acquire our common stock that are outstanding at the time of the merger or acquisition. As a result of the ratio by which our common stock may convert into an acquirer's common stock in an acquisition transaction, you may receive options for more or fewer shares of the acquiror's stock than the number of shares subject to the Eligible Options that you exchange.

        If your employment is terminated for any reason by any successor entity prior to the Grant Date, then you will not receive any New Options in exchange for your Eligible Options that were cancelled. In addition, you will not have a right to the Eligible Options that you surrendered for exchange.

        Q28. If the exercise price of the New Options is higher than the exercise price of the Eligible Options I exchanged, can I revert back to my original Eligible Options with their original exercise price?

        No. Once your Eligible Options have been surrendered for exchange, it is not possible to regrant them. The fair market value of Adobe's common stock on the Grant Date of the New Options cannot be predicted at this time, and it is possible that your New Options may have a higher exercise price than your Eligible Options. You will need to carefully consider the exercise price of your Eligible Options and your expectations of what the fair market value of Adobe's common stock will be on the Grant Date of the New Options as this Grant Date will be no earlier than December 17, 2003.

        Q29. I have been contacted by a broker asking me to enter into a "hedging" transaction with Adobe securities in connection with this Offer. Am I permitted to do this?

        No. Adobe employees are not permitted to engage in trading derivative securities of Adobe in connection with this Offer, including any hedging transactions. See our Insider Trading Policy, which is located on the Policies & Procedures intranet site (http://is.corp.adobe.com/intranet1/corp/procedures), for further information.

        Q30. If the New Options granted to me end up being out-of-the-money, will there be another Offer to Exchange?

        At this time, we do not expect to implement another Offer to Exchange.

SPECIFIC QUESTIONS ABOUT THE POTENTIAL CONSEQUENCES OF ACCEPTING OR REJECTING THIS OFFER

        Q31. What happens if I accept this Offer?

        If you accept this Offer, the Eligible Options you choose to exchange will be cancelled promptly after 11:59 p.m. Pacific Time on the Expiration Date, and you will have no further right or interest in these Eligible Options. If you choose to accept this Offer, you will not be eligible to receive any other stock options, including New Options until, at the earliest, December 17, 2003. The Offer must be structured in this manner to avoid certain adverse accounting treatment to Adobe.

        Q32. Will I have to pay taxes if I exchange my Eligible Options for New Options in this Offer?

        For U.S. federal income tax purposes, the exchange of Eligible Options should be treated as a non-taxable exchange and you should not recognize income upon the grant of the New Options. If you are a non-U.S. employee and you accept this Offer, please refer to Appendix B of the Offer to Exchange for information about the tax treatment in your country. In either case, we recommend that you consult with your own tax advisor to determine the full range of potential tax consequences or potential social insurance contribution consequences (for non-U.S. employees) of accepting this Offer. (See Section 12 of the Offer to Exchange if you are a U.S. employee and Appendix B of the Offer to Exchange if you are a non-U.S. employee.)

        Q33. Do I have to participate in this Offer?

        No. Participation in this Offer is completely voluntary. If you do not accept this Offer, you do not have to submit any documents. If you choose not to participate, you will keep all of your options, including your Eligible Options, and will not receive any New Options under this Offer. No changes will be made to the terms of your current options.

        Q34. Are there tax consequences to me if I elect not to participate in this Offer?

        You will not be subject to U.S. federal income tax if you do not elect to exchange your Eligible Options for New Options. However, if you currently have incentive stock options that are Eligible Options under this Offer, we recommend that you review Section 12 of the Offer to Exchange, which explains potential tax treatment that may result from this Offer and may affect you even if you elect not to participate in this Offer. If you are a non-U.S. employee, please refer to Appendix B of the Offer to Exchange for information about the tax treatment in your country.

SPECIFIC QUESTIONS ABOUT THE PROCESS OF EXCHANGING ELIGIBLE OPTIONS

        Q35. When does this Offer expire? Can this Offer be extended, and if so, how will I know if it is extended?

        The Expiration Date of this Offer is Monday, June 16, 2003, at 11:59 p.m. Pacific Time, unless we extend it. Although we do not currently intend to do so, we may, in our sole discretion, extend this Offer at any time prior to the Expiration Date. If we extend this Offer, we will announce the extension no later than 9:00 a.m. Pacific Time on the day following the Expiration Date. (See Section 14 of the Offer to Exchange.)

        Q36. If I decide to accept this Offer, what do I need to do?

        If you would like to accept this Offer, you must complete, execute and submit the Election Form through Adobe Forms, which is located under Everyday Tools on Inside Adobe (http://forms.corp.adobe.com). If you are unable to elect to exchange your Eligible Options via Adobe Forms, you may elect to exchange your Eligible Options by submitting the Election Form via facsimile to the Equity Compensation Department at (408) 537-4100. If you do not return or we fail to receive your Election Form by 11:59 p.m. Pacific Time on the Expiration Date, you will be deemed to have rejected this Offer. We will confirm receipt of your Election Form promptly after we receive it.

        You should carefully review this Summary of Terms, the Offer to Exchange, the Electronic Transmittal Letter and the Election Form, and all related documents, before making your election.

        If you are unable to access the Election Form via Adobe Forms, contact the Equity Compensation Department via e-mail at mailto:optionx@adobe.com or at (408) 536-3122.

        Q37. Under what circumstances would Adobe not accept my Eligible Options for exchange?

        We currently expect that we will accept promptly after the Expiration Date all Eligible Options for which the election to exchange is properly completed, executed and submitted and has not been validly withdrawn. We may, however, reject any or all Election Forms or exchanged Eligible Options to the extent we determine they were not properly completed, executed and submitted, to the extent we determine it is unlawful to accept the exchanged Eligible Options or to the extent that any condition described in Section 6 of the Offer to Exchange makes it inadvisable in our reasonable judgment to proceed with this Offer. (See Sections 3, 5 and 6 of the Offer to Exchange.)

        Q38. Can I change my previous election prior to the Expiration Date?

        Yes. You may change your previous election or withdraw from the Offer by properly completing, executing and submitting a new Election Form before the Expiration Date of this Offer. You may change your election more than once. You must note on the Election Form where indicated that you are changing your previous election. Your last submitted Election Form will supersede any prior Election Forms you may have submitted. See instructions in Question 36 above. (See Section 4 of the Offer to Exchange.)

        Q39. If I elect to participate in the Offer, do I have to return my stock option agreements for the Eligible Options I wish to exchange?

        No. You do not need to return your stock option agreements as they will automatically be cancelled when we accept your Eligible Options for exchange.

        Q40. Who can I talk to if I have questions about the Offer?

        For additional information or assistance, contact the Equity Compensation Department via e-mail at mailto:optionx@adobe.com or at (408) 536-3122.

THIS OFFER

1.     NUMBER OF OPTIONS; EXPIRATION DATE.

        We are offering Eligible Employees the opportunity to exchange stock options currently outstanding under our 1994 Stock Option Plan and 1999 Equity Incentive Plan (the "Eligible Plans") with exercise prices greater than $40.00 per share (the "Eligible Options") for new options to purchase our common stock (the "New Options") to be granted, at the earliest, on December 17, 2003 (the "Grant Date"), in accordance with specified exchange ratios as described below (the "Offer"). "Eligible Employees" are employees of Adobe or one of our subsidiaries as of Friday, May 16, 2003 who hold Eligible Options and continue to be employed by Adobe or one of our subsidiaries through 11:59 p.m. Pacific Time on June 16, 2003 (the "Expiration Date"). If we extend the period of time during which this Offer remains open, the term "Expiration Date" will refer to the latest time and date at which this Offer expires. See Section 14 of this Offer to Exchange for a description of our rights to extend, delay, terminate and amend this Offer. Our executive officers and members of our Board of Directors are not eligible to participate in this Offer (see Appendix A of this Offer to Exchange for a list of our executive officers and members of our Board of Directors).

        If you wish to accept this Offer, you are free to elect to exchange as many or as few of the Eligible Options as you like; however, you must exchange all shares issuable under each particular Eligible Option you wish to exchange. For example, if you received one grant of an Eligible Option with the right to purchase 100 shares of our common stock at an exercise price of $41.00 per share, and another grant of an Eligible Option with the right to purchase 50 shares of our common stock at an exercise price of $56.00 per share, you may tender one or both of these Eligible Options. However, you may not partially tender an Eligible Option grant (e.g., a portion of the Eligible Option grant for 100 shares or a portion of the Eligible Option grant for 50 shares). In addition, if you elect to participate with respect to any Eligible Options, you will be required to exchange all options granted to you since November 16, 2002.

        This Offer is subject to the terms and conditions described in this Offer to Exchange, including the Summary of Terms, the Electronic Transmittal Letter and the Stock Option Exchange Election Form (the "Election Form"). We will only accept Eligible Options that are properly exchanged and not validly withdrawn, in accordance with Section 5 of this Offer to Exchange, before the Expiration Date. If you do not return or we fail to receive your Election Form by 11:59 p.m. Pacific Time on the Expiration Date, you will be deemed to have rejected this Offer.

        In this Offer, each Eligible Option may be exchanged for a New Option to be granted in accordance with the exchange ratios set forth below (rounded down to the nearest whole share):

  •
  For Eligible Options that have an exercise price per share greater than $40.00 and less than or equal to $49.99, the exchange ratio of shares underlying Eligible Options to shares underlying New Options is equal to 1.5-to-1.

  •
  For Eligible Options that have an exercise price per share of $50.00 or higher, the exchange ratio of shares underlying Eligible Options to shares underlying New Options is equal to 2-to-1.

        In addition, if you elect to participate with respect to any Eligible Options, you will be required to exchange any options granted to you since November 16, 2002 for New Options regardless of the exercise price of such options. These options will be automatically exchanged for New Options on a 1-to-1 basis. The Offer must be structured in this manner to avoid certain unfavorable accounting treatment.

        The New Options will not be granted until the Grant Date and will have an exercise price equal to the closing price of our common stock as reported on the Nasdaq National Market on the Grant Date, except that the exercise price per share of the New Options granted to tax residents of France and Italy will be as described in Appendix B of this Offer to Exchange entitled "A Guide to International Issues." We cannot guarantee that the New Options will have a lower exercise price than the Eligible Options for which they are exchanged, because we cannot provide any assurance as to the price of our common stock in the future.

        For example, if you elect to exchange an Eligible Option representing the right to purchase 100 shares of common stock, with an exercise price of $41.00 per share, you will receive on the Grant Date a New Option representing the right to purchase 66 shares of common stock (100 divided by 1.5). As another example, if you elect to exchange an Eligible Option representing the right to purchase 100 shares of common stock with an exercise price of $56.00 per share, you will receive on the Grant Date a New Option representing the right to purchase 50 shares of common stock (100 divided by 2).

        The number of shares of common stock to be represented by the New Option will be adjusted for any stock splits, stock dividends, recapitalizations or similar transactions that may occur between the Expiration Date and the Grant Date. All New Options will be granted under our 2003 Equity Incentive Plan.

        If your employment with Adobe or one of our subsidiaries is terminated for any reason on or before the Grant Date, you will not receive any New Options for your Eligible Options that have been cancelled, nor will Adobe return any Eligible Options that you have tendered.

        We will publish a notice electronically to each Eligible Employee if we decide to take any of the following actions prior to the Expiration Date:

  •
  increase or decrease what we will give you in exchange for your Eligible Options;

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  increase or decrease the number of Eligible Options to be exchanged in this Offer; or

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  extend or terminate this Offer.

        If this Offer is scheduled to expire within ten (10) business days from the date we notify you of an increase or decrease in what we will give you in exchange for your Eligible Options or in the number of Eligible Options to be exchanged in this Offer, we will extend this Offer for a period of ten (10) business days after the date the notice is published.

        A "business day" means any day other than a Saturday, Sunday or U.S. federal holiday and consists of the time period from 12:00 midnight through 11:59 p.m. Pacific Time.

2.     PURPOSE OF THIS OFFER.

        Many of our outstanding options, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price of our common stock as a result of volatility in our stock price over the past few years. By making this Offer, we believe we will be able to provide a proper incentive to our employees by realigning our compensation programs to more closely reflect current market and economic conditions.

        We believe this Offer must balance the interests of both our employees and our stockholders, and as a result, in connection with seeking stockholder approval, we established exchange ratios and exercise price ranges that resulted in an economically "value-neutral" exchange to our stockholders on an aggregate dollar value basis. The exchange ratios and exercise price ranges were determined with the help of third-party compensation experts and on the basis of valuations under the Black-Scholes option pricing model as well as a binomial option pricing model.

        We cannot guarantee that your New Options will have a lower exercise price than your Eligible Options. The Board of Directors makes no recommendation as to whether or not you should tender your Eligible Options for exchange. The Board of Directors recognizes that the decision to accept or reject this Offer is an individual one that should be based on a variety of factors. You should consult with your personal outside advisor(s) if you have questions about your financial or tax situation.

3.     PROCEDURES.

        Making Your Election.    In order to make your election to accept this Offer, you must properly complete, execute and submit the Election Form through Adobe Forms, which is located under Everyday Tools on Inside Adobe (http://forms.corp.adobe.com), by 11:59 p.m. Pacific Time on the Expiration Date. If you are unable to elect to exchange your Eligible Options via Adobe Forms, you may elect to exchange your Eligible Options by submitting the Stock Option Exchange Election Form via facsimile to the Equity Compensation Department at (408) 537-4100.

        If you do not return or if we fail to receive your Election Form by 11:59 p.m. Pacific Time on the Expiration Date, you will be deemed to have rejected this Offer.

        You do not need to return your stock option agreements as they will be automatically cancelled if we accept your Eligible Options for exchange.

        If you have questions regarding the process for filling out your Election Form, contact the Equity Compensation Department via email at mailto:optionx@adobe.com or at (408) 536-3122.

        Determination of Validity; Rejection of Options; Waiver of Defects; No Obligation to Give Notice of Defects.    We will determine, in our sole discretion, all questions as to the number of shares subject to Eligible Options and the validity, form, eligibility (including time of receipt) and acceptance of your Election Form. Our determination of these matters will be final and binding on all parties. We may reject any or all Election Forms or exchanged Eligible Options to the extent that we determine they were not properly completed, executed and submitted, to the extent that we determine it is unlawful to accept the Eligible Options tendered for exchange or to the extent that any condition described in Section 6 of this Offer to Exchange makes it inadvisable in our reasonable judgment to proceed with this Offer. Otherwise, we will properly accept and timely exchange Eligible Options that are not validly withdrawn. We may waive any of the conditions of this Offer or any error in any Election Form with respect to any particular Eligible Options or any particular Eligible Employee. No Eligible Options will be accepted for exchange until all errors have been cured by the Eligible Employee exchanging the Eligible Options or waived by us. Neither we nor any other person is obligated to give notice of any errors involved in the exchange of any Eligible Options, and no one will be liable for failing to give notice of any errors.

        Our Acceptance Constitutes an Agreement.    If you elect to exchange your Eligible Options and you tender your Eligible Options according to the procedures described above, you will have accepted this Offer. Our acceptance of your Eligible Options that are properly exchanged will form a binding agreement between us and you on the terms and subject to the conditions of this Offer.

        Subject to our rights to extend, terminate and amend this Offer, we currently expect that we will accept promptly after the Expiration Date all properly and timely tendered Eligible Options that have not been validly withdrawn.

4.     CHANGE IN ELECTION.

        You may only change your election by following the procedures described in this Section 4.

        You may change your election at any time by 11:59 p.m. Pacific Time on the Expiration Date. If we extend this Offer beyond that time, you may change your election at any time until the extended Expiration Date. Additionally, in accordance with the legal requirements for tender offers, you may withdraw any options you elected to exchange if after forty (40) business days after the commencement of this Offer, we have not yet closed this Offer and we have not accepted for exchange all Eligible Options you elected to exchange. The date of the fortieth (40th) business day after the commencement of this Offer is July 15, 2003.

        If you previously elected to accept this Offer and you would like to change your election, you must properly complete, execute and submit a new Election Form through Adobe Forms, which is located under Everyday Tools on Inside Adobe (http://forms.corp.adobe.com), by 11:59 p.m. Pacific Time on the Expiration Date. If you are unable to elect to exchange your Eligible Options via Adobe Forms, you may elect to exchange your

Eligible Options by submitting the Stock Option Exchange Election Form via facsimile to the Equity Compensation Department at (408) 537-4100.

        You may change your election more than once. You must note on the Election Form where indicated that you are changing your previous election. Your last submitted Election Form will supersede any prior Election Forms you may have submitted.

        If you have questions regarding the process for changing your Election Form, contact the Equity Compensation Department via email at mailto:optionx@adobe.com or at (408) 536-3122.

        Neither we nor any other person is obligated to give notice of any errors in any change to your Election Form, and no one will be liable for failing to give notice of any errors. We will determine, in our sole discretion, all questions as to the form and validity, including time of receipt, of any change to your Election Forms. Our determinations of these matters will be final and binding on all parties.

5.     ACCEPTANCE OF OPTIONS FOR EXCHANGE AND CANCELLATION AND ISSUANCE OF NEW OPTIONS.

        On the terms and subject to the conditions of this Offer, promptly following the Expiration Date we will accept for exchange and cancellation all Eligible Options properly tendered and not validly withdrawn as of the Expiration Date. The New Options will be granted, at the earliest, on December 17, 2003. The Board of Directors retains the discretion to determine the Grant Date.

        We will give you an electronic notice of our acceptance for exchange and cancellation for each Eligible Option validly tendered and not properly withdrawn as of the Expiration Date. If you receive notice of our acceptance for exchange and cancellation of each Eligible Option validly tendered and not properly withdrawn, you may assume that your properly executed and delivered Election Form has been accepted as of the Expiration Date.

6.     CONDITIONS OF THIS OFFER.

        We will not be required to accept any Eligible Options that you elect to exchange, upon the occurrence of one or more of the conditions described below. We may terminate or amend this Offer, or postpone our acceptance and cancellation of any Eligible Options that you elect to exchange, in each case, if, at any time on or after the date hereof, and by 11:59 p.m. Pacific Time on the Expiration Date, we determine that any condition described below has occurred that, in our reasonable judgment, makes it inadvisable for us to proceed with this Offer or to accept and cancel Eligible Options that you elect to exchange. These conditions are as follows:

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  if any action or proceeding by any government agency, authority or tribunal or any other person, domestic or foreign, is threatened or pending before any court, authority, agency or tribunal that directly or indirectly challenges the making of this Offer, the acquisition of some or all of the exchanged Eligible Options, the issuance of New Options, or otherwise relates to this Offer or that, in our reasonable judgment, could materially and adversely affect our business, condition (financial or other), income, operations or prospects;

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  if any action is threatened, pending or taken, or any approval is withheld, by any court or any authority, agency or tribunal, domestic or foreign, that, in our reasonable judgment, would or might directly or indirectly:

  (a)
  make it illegal for us to accept some or all of the Eligible Options or to issue some or all of the New Options or otherwise restrict or prohibit consummation of this Offer or otherwise relate to this Offer;

  (b)
  delay or restrict our ability, or render us unable, to accept the Eligible Options for exchange and cancellation or to issue New Options for some or all of the exchanged Eligible Options; or

    (c)
    materially and adversely affect our business, condition (financial or other), income, operations or prospects;

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  if there is:

  (a)
  any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market; or

  (b)
  the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory;

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  if another person publicly makes or proposes a tender or exchange offer for some or all of our common stock, or an offer to merge with or acquire us, or we learn that:

  (a)
  any person, entity or "group," within the meaning of Section 13(d)(3) of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), has acquired or proposes to acquire beneficial ownership of more than 5% of the outstanding shares of our common stock, or any new group has been formed that beneficially owns more than 5% of the outstanding shares of our common stock, other than a person, entity or group that has filed a Schedule 13D or Schedule 13G with the U.S. Securities and Exchange Commission (the "SEC") on or before the Expiration Date;

  (b)
  any person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC on or before the Expiration Date has acquired or proposed to acquire beneficial ownership of an additional 2% or more of the outstanding shares of our common stock; or

  (c)
  any person, entity or group has filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or made a public announcement that it intends to acquire us or any of our assets or securities; or

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  if any of the following change or changes occur in our business, condition (financial or other), assets, income, operations, prospects or stock ownership:

  (a)
  litigation or other proceedings are instituted against us, or any of our officers or members of our Board of Directors in their capacities as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental or legislative body, domestic or foreign, in which an unfavorable ruling, decision, action, order, decree or finding resulting from such litigation or proceeding would materially and adversely affect Adobe collectively with our subsidiaries;

  (b)
  a material loss or interference with our business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute;

  (c)
  a substantial decline or increase in our stock price or significant volatility in the market price of our stock resulting from any number of factors such as fluctuations in our operating results, developments in proprietary rights or general market conditions that could, in our reasonable judgment, have a material adverse effect on the business, condition (financial or other), operations or prospects of Adobe or our subsidiaries or on the trading in our common stock;

  (d)
  the suspension of trading in our equity securities by the SEC or by the Nasdaq Stock Market; or

  (e)
  a material change in the prospects for our business resulting from any number of factors such as fluctuations in our operating results, developments in proprietary rights, general market conditions, a material adverse change in the financial or securities markets in the United States or elsewhere, or in political, financial or economic conditions in the United States or elsewhere, or any outbreak or material escalation of foreign or domestic hostilities or other calamity or crisis that could, in our reasonable judgment, have a material adverse effect on the business, condition (financial or other), operations or prospects of Adobe or our subsidiaries or on the trading in our common stock;

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  if we are required to extend the Expiration Date beyond Monday, June 16, 2003 as a result of action or determination by the SEC or other regulatory authority.

        We may assert these conditions in our sole discretion before the Expiration Date and we may waive them at any time before the Expiration Date, whether or not we waive any other condition to this Offer. Should we decide to waive or assert any of the conditions to this Offer, we must do so by 11:59 p.m. Pacific Time on the Expiration Date.

        Our failure to exercise any of these rights is not a waiver of any of these rights. The waiver of any particular right is not, and will not be construed as, the waiver of any other right. However, once we choose to waive a particular right, we may not reassert that particular right again in this Offer. Any determination we make concerning the events described in this Section 6 will be final and binding on all Eligible Employees.

        We currently expect that we will accept all Eligible Options that are properly submitted to be exchanged and have not been validly withdrawn.

7.     PRICE RANGE OF COMMON STOCK.

        There is no established trading market for the Eligible Options. The securities underlying the Eligible Options are shares of our common stock. Our common stock is quoted on the Nasdaq National Market under the symbol "ADBE." The following table shows, for the periods indicated, the high and low sale prices per share of our common stock as reported by the Nasdaq National Market.

	High	Low
Year ended November 30, 2001
First Quarter	$77.56	$26.25
Second Quarter	48.80	24.56
Third Quarter	48.13	31.22
Fourth Quarter	34.99	22.20
Year ended November 29, 2002
First Quarter	$39.20	$30.00
Second Quarter	43.32	35.05
Third Quarter	39.03	16.50
Fourth Quarter	30.52	17.71
Year ending November 28, 2003
First Quarter	$31.08	$24.27
Second Quarter (through May 14)	38.38	25.64

        As of Wednesday, May 14, 2003 the last reported sale price of our common stock, as reported on the Nasdaq National Market, was $36.25 per share.

        The number of shares of our common stock outstanding as of May 14, 2003 was 232,940,022.

        We cannot guarantee that the New Options will have a lower exercise price than the Eligible Options. We recommend that you obtain current market quotations for our common stock before deciding whether to elect to exchange your Eligible Options.

8.     SOURCE AND AMOUNT OF CONSIDERATION; TERMS OF NEW OPTIONS.

        Consideration.    In this Offer, each Eligible Option may be exchanged for a New Option to be granted in accordance with the exchange ratios set forth below (rounded down to the nearest whole share):

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  For Eligible Options that have an exercise price per share greater than $40.00 and less than or equal to $49.99, the exchange ratio of shares underlying Eligible Options to shares underlying New Options is equal to 1.5-to-1.

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  For Eligible Options that have an exercise price per share of $50.00 or higher, the exchange ratio of shares underlying Eligible Options to shares underlying New Options is equal to 2-to-1.

        In addition, if you elect to participate, you will be required to exchange any options granted since November 16, 2002 for New Options regardless of the exercise price of such options. These options will be automatically exchanged for New Options on a 1-to-1 basis. The Offer must be structured in this manner to avoid certain unfavorable accounting treatment.

        For example, if you elect to exchange an Eligible Option representing the right to purchase 100 shares of common stock, with an exercise price of $41.00 per share, you will receive on the Grant Date a New Option representing the right to purchase 66 shares of common stock (100 divided by 1.5). As another example, if you elect to exchange an Eligible Option representing the right to purchase 100 shares of common stock with an exercise price of $56.00 per share, you will receive on the Grant Date a New Option representing the right to purchase 50 shares of common stock (100 divided by 2).

        The New Options will have an exercise price equal to the closing price of our common stock as reported on the Nasdaq National Market on the Grant Date, except that the exercise price per share of the New Options granted to tax residents of France and Italy will be as described in Appendix B of this Offer to Exchange entitled "A Guide to International Issues." We cannot guarantee that the New Options will have a lower exercise price than the Eligible Options for which they are exchanged, because we can provide no assurance as to the price of our common stock in the future.

        The number of shares of common stock to be represented by the New Option will be adjusted for any stock splits, stock dividends, recapitalizations or similar transactions that may occur between the Expiration Date and the Grant Date. All New Options will be issued under our 2003 Equity Incentive Plan.

        If we receive and accept for exchange all outstanding Eligible Options, we will grant New Options to purchase a total of approximately 6,118,276 shares of our common stock. The common stock issuable upon exercise of the New Options would equal approximately 2.6% of the total shares of our common stock outstanding, which is based on a total of 232,940,022 shares outstanding as of May 14, 2003.

        Merger or Acquisition of Adobe.    Although we are not anticipating any such merger or acquisition, if Adobe merges with or is acquired by another entity between the Expiration Date and the Grant Date, then the resulting entity will be bound to grant the New Options under the same terms as provided in the Offer to Exchange; however, the type of security and the number of shares covered by each New Option would be determined by the acquisition agreement between Adobe and the acquiror based on the same principles applied to the handling of the options to acquire our common stock that are outstanding at the time of the merger or acquisition. As a result of the ratio by which our common stock may convert into an acquirer's common stock in an acquisition transaction, you may receive options for more or fewer shares of the acquiror's stock than the number of shares subject to the Eligible Options that you exchange.

        If your employment is terminated for any reason by any successor entity prior to the Grant Date, then you will not receive any New Options in exchange for your Eligible Options that are cancelled. In addition, you will not have a right to the Eligible Options that you surrendered for exchange.

        If Adobe merges with or is acquired by another entity following the Grant Date, then the acquiring entity will either assume Adobe's rights and obligations under the outstanding New Options or substitute for outstanding New Options substantially equivalent options of the acquiring entity's stock. If the acquiring entity does not assume the outstanding New Options or substitute substantially equivalent options, the New Options, to the extent they are unvested, would accelerate and become immediately exercisable in full as of the date thirty (30) days prior to the change of control, in accordance with the terms of our 2003 Equity Incentive Plan.

        Terms of New Options.    All New Options will be issued under our 2003 Equity Incentive Plan. New Option agreements will be executed between each Eligible Employee who accepts this Offer and Adobe. The New Option agreements will not permit you to exercise your New Option prior to the time the New Option vests. The New Options will have a term of six years from the Grant Date, as long as you remain employed with Adobe. This six-year term approximates the weighted average remaining term of all Eligible Options.

        The following description of our stock option plans and the New Option agreement is a summary of material terms only. The following describes only those Adobe stock option plans under which Eligible Options have been granted or New Options will be granted. Additional information about our 1994 Stock Option Plan and 1999 Equity Incentive Plan may be found in their respective S-8 Registration Statements and related Prospectuses filed with the SEC. We have filed the 2003 Equity Incentive Plan with the SEC in connection with this Offer. We plan to file the S-8 Registration Statement with the SEC and finalize the related Prospectus for the 2003 Equity Incentive Plan in June 2003. Please refer to http://hrweb01.corp.adobe.com/hr/hm_stock.html or contact the Equity Compensation Department via email at mailto:optionx@adobe.com or at (408) 536-3122 to request copies of any of our stock option plans, their related prospectuses and current forms of stock option agreements. Copies will be provided promptly and will also be readily available at our headquarters in San Jose, California. Please note, the form of stock option agreements may be changed with the approval of our Board of Directors or the Executive Compensation Committee of the Board of Directors prior to the Grant Date.

General.

        All of the Eligible Options have been issued pursuant to our 1994 Stock Option Plan and 1999 Equity Incentive Plan (collectively, the "Eligible Plans," and together with the 2003 Equity Incentive Plan, the "Plans"). As of May 14, 2003, there were 54,054,844 shares of common stock issuable upon the exercise of Eligible Options issued under the Eligible Plans.

        Our stockholders previously approved the 1994 Stock Option Plan, under which we were authorized to grant incentive and nonstatutory stock options to employees and consultants (including executive officers, but not non-employee members of our Board of Directors). Under our 1999 Equity Incentive Plan (formerly the 1999 Nonstatutory Stock Option Plan), our Board of Directors authorized us to grant to employees and consultants nonstatutory stock options, stock appreciation rights, stock purchase rights, stock bonuses, performance shares and performance units. The 1999 Equity Incentive Plan was not approved by our stockholders and therefore excluded from eligibility our executive officers, members of our Board of Directors and any other persons whose eligibility would require stockholder approval.

        The Eligible Plans were terminated upon the approval of our 2003 Equity Incentive Plan by our stockholders at our Annual Meeting of Stockholders on April 9, 2003. As of May 14, 2003, options to purchase 17,358,210 shares of common stock were outstanding under our 1994 Stock Option Plan (includes 98,570 shares outstanding under our 1984 Stock Option Plan which will become available for issuance under our 1994 Stock Option Plan if such shares expire or terminate unexercised) and options to purchase 36,696,634 shares were outstanding under our 1999 Equity Incentive Plan. No shares remain available for issuance under the Eligible Plans.

        Under the 2003 Equity Incentive Plan, we are authorized to grant incentive and nonqualified stock options, stock appreciation rights, stock awards and performance awards to employees and consultants (including executive officers, but not non-employee members of our Board of Directors). The 2003 Equity Incentive Plan will continue until the earlier of (1) its termination by our Board of Directors or (2) the date on which all of the shares available for issuance have been issued and restrictions on issued shares have lapsed. Our ability to issue incentive stock options under the 2003 Equity Incentive Plan will terminate on January 23, 2013. As of May 14, 2003, 220,050 options to purchase shares of common stock had been granted under the 2003 Equity Incentive Plan and 5,053,442 shares remained available for grant under the 2003 Equity Incentive Plan. In addition, any shares subject to options outstanding under the Eligible Plans that expire or terminate unexercised, including any shares cancelled in the Offer, will automatically become available for issuance under the 2003 Equity Incentive Plan.

        Each New Option will be a nonqualified stock option, whether or not the applicable Eligible Option was intended to qualify as an incentive stock option.

        Administration.    The 2003 Equity Incentive Plan is administered by the Board of Directors, the Executive Compensation Committee of the Board of Directors and the Management Committee, made up of executive officers of Adobe. The Management Committee is authorized to grant stock options to eligible participants who are not executive officers or consultants. With respect to eligible participants who are executive officers or consultants, the 2003 Equity Incentive Plan is administered by the Executive Compensation Committee, which consists of at least two non-employee members of the Board of Directors, who are appointed and may be removed by the Board of Directors. The Executive Compensation Committee has full power to construe or interpret the 2003 Equity Incentive Plan and any awards issued under the 2003 Equity Incentive Plan and to supervise the administration of the 2003 Equity Incentive Plan.

        Term.    Each New Option will expire six (6) years from the Grant Date.

        Time of Exercise.    You may not exercise any portion of a New Option during the one-year period following the Grant Date, but you may generally exercise any vested portion of such New Option at any time thereafter.

        Employees subject to black-out periods or other restrictions under our insider trading policy may have to wait longer to sell any portion of their New Options.

        If your continuous employment with Adobe or one of our subsidiaries terminates, the time in which you may exercise your New Option will be shortened. If your employment with Adobe or one of our subsidiaries terminates for any reason other than cause, your death or permanent disability, you will generally have three (3) months after your termination date in which to exercise any vested portion of your New Option.

        If your employment with Adobe or one of our subsidiaries terminates as a result of your death or permanent disability, the New Option will generally remain exercisable for twelve (12) months. If your employment with Adobe or one of our subsidiaries is terminated for cause, your New Option will terminate immediately unless otherwise required by applicable law.

        Notwithstanding the foregoing, your New Option agreement might provide for shorter or longer post-termination exercise periods. However, under no circumstances may you exercise the New Option more than six (6) years from the Grant Date unless otherwise required by applicable law.

        Exercise Price.    The New Options will have an exercise price equal to the closing price of our common stock as reported on the Nasdaq National Market on the Grant Date, except that the exercise price per share of the New Options granted to tax residents of France and Italy will be as described in Appendix B of this Offer to Exchange entitled "A Guide to International Issues." We cannot guarantee that the New Options will have a lower exercise price than the Eligible Options. We recommend that you obtain current market quotations for our common stock before deciding whether to elect to exchange your Eligible Options.

        Vesting and Exercise.    The New Options will vest as follows: 25% of the shares will vest on the first year anniversary of the Grant Date; 2.08% of the shares will vest each month thereafter for the next twelve (12) months; and 4.17% of the shares will vest each month thereafter for the next twelve (12) months, such that 100% of the shares will be vested three (3) years from the Grant Date. Vesting is contingent upon your continuous employment with Adobe.

        Tax Consequences.    If you are employed in the United States, you should refer to Section 12 of this Offer to Exchange for a general discussion of the U.S. federal income tax consequences of the New Options and the Eligible Options, as well as the consequences of accepting or rejecting the New Options under this Offer. If you are employed outside the United States, please refer to Appendix B of this Offer to Exchange entitled "A Guide to International Issues" for a general discussion of the foreign tax consequences of the New Options and the Eligible Options, as well as the consequences of accepting or rejecting the New Options under this Offer under the laws of the country in which you are employed. In either case, we recommend that you consult with your own tax advisor to determine the full range of potential tax consequences of accepting this Offer.

        Registration of Option Shares.    All shares of common stock issuable upon exercise of options under the Plans, including the shares that will be issuable upon exercise of all New Options, will be registered under the U.S. Securities Act of 1933, as amended (the "Securities Act") on a Registration Statement on Form S-8 filed with the SEC prior to the Grant Date. Unless you are considered an "affiliate" of Adobe, you will be able to sell your New Option shares free of any transfer restrictions under applicable securities laws. Employees subject to black-out periods or other restrictions under our insider trading policy may have to wait longer to sell any portion of their New Options.

9.     INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS; TRANSACTIONS AND ARRANGEMENTS INVOLVING THE OPTIONS.

        A list of executive officers and members of our Board of Directors is attached to this Offer to Exchange as Appendix A. Our executive officers and members of our Board of Directors are not eligible to participate in this Offer.

        As of May 14, 2003, all of our executive officers and members of our Board of Directors (17 persons) as a group held options outstanding under our stock option plans to purchase a total of 12,822,169 shares of our common stock. This represented approximately 23.15% of the shares subject to all options outstanding under all of our stock option plans.

        The following list contains, to the best of our knowledge, the only transactions that our executive officers, members of our Board of Directors, or their affiliates engaged in which involved options to purchase our common stock or involved a purchase or sale of our common stock since March 17, 2003:

  •
  On March 17, 2003, Charles M. Geschke, Ph.D. sold 25,000 shares of our common stock at a price of $33.042 per share, 15,000 shares of our common stock at a price of $33.009 per share, 10,000 shares of our common stock at a price of $33.05 per share, 10,000 shares of our common stock at a price of $33.275 per share, 7,500 shares of our common stock at a price of $32.732 per share and 7,500 shares of our common stock at a price of $32.126 per share.

  •
  On March 17, 2003, Theresa Townsley exercised an option to purchase 46,000 shares of our common stock at a per share exercise price of $8.453 and an option to purchase 30,000 shares of our common stock at a per share exercise price of $15.75.

  •
  On March 17, 2003, Ms. Townsley sold 68,245 shares of our common stock at a price of $32.67 per share.

  •
  On March 17, 2003, John E. Warnock, Ph.D. sold 80,000 shares of our common stock at a price of $32.8175 per share.

  •
  On March 20, 2003, Melissa Dyrdahl exercised an option to purchase 4,500 shares of our common stock at a per share exercise price of $8.4532, an option to purchase 50,000 shares of our common stock at a per share exercise price of $26.95 and an option to purchase 62,500 shares of our common stock at a per share exercise price of $27.6875.

  •
  On March 20, 2003, Ms. Dyrdahl sold 113,054 shares of our common stock at a price of $34.0909 per share and 19,359 shares of our common stock at a price of $33.61 per share.

  •
  On March 20, 2003, Shantanu Narayen sold 16,620 shares of our common stock at a price of $33.70 per share.

  •
  On April 3, 2003, Mr. Warnock sold 25,000 shares of our common stock at a price of $32.92 per share.

  •
  On April 10, 2003, Mr. Warnock, Mr. Geschke, Carol Mills Baldwin, James E. Daley, Colleen M. Pouliot, Robert Sedgwick, Ph.D. and Delbert W. Yocam were each granted an option to purchase 40,000 shares of our common stock at an exercise price per share of $32.14.

  •
  On April 15, 2003, Jim Stephens sold 1,174 shares of our common stock at a price of $33.77 per share.

  •
  On May 2, 2003, Mr. Narayen exercised an option to purchase 80,000 shares of our common stock at a per share exercise price of $16.9844.

  •
  On May 2, 2003, Mr. Narayen sold 73,000 shares of our common stock at a price of $37.9955 per share.

  •
  On May 2, 2003, Mr. Stephens sold 534 shares of our common stock at a price of $37.65 per share.

  •
  On May 2, 2003, Mr. Stephens exercised an option to purchase 65,525 shares of our common stock at a per share exercise price of $26.95; and exercised options to purchase 72,912 shares of our common stock at a per share exercise price of $27.6875.

  •
  On May 2, 2003, Mr. Stephens sold 132,437 shares of our common stock at a price of $37.9120 per share.

  •
  On May 5, 2003, Bruce R. Chizen exercised an option to purchase 150,000 shares of our common stock at a per share exercise price of $26.95.

  •
  On May 5, 2003, Mr. Chizen sold 143,000 shares of our common stock at a price of $37.6194 per share.

  •
  On May 5, 2003, Ms. Pouliot sold 7,616 shares of our common stock at a price of $38.00 per share.

  •
  On May 5, 2003, Dr. Sedgewick exercised an option to purchase 10,000 shares of our common stock at a per share exercise price of $10.4844.

  •
  On May 5, 2003, Dr. Sedgewick sold 10,000 shares of our common stock at a price of $37.68 per share.

  •
  On May 13, 2003, Dr. Sedgewick exercised an option to purchase 30,000 shares of our common stock at a per share exercise price of $10.4844.

  •
  On May 13, 2003, Dr. Sedgewick sold 30,000 shares of our common stock at a price of $36.34 per share.

        There is no agreement, arrangement or understanding between Adobe or, to the best of our knowledge, any of our executive officers or members of our Board of Directors, and any other person for the purchase or acquisition from Adobe of any of our securities, except for the following as of May 14, 2003:

  •
  outstanding options to purchase an aggregate of 17,626 shares of common stock pursuant to our Aldus 1984 Restated Stock Option Plan;

  •
  outstanding options to purchase an aggregate of 17,358,210 shares of common stock pursuant to our 1994 Stock Option Plan (includes 98,570 shares outstanding under our 1984 Stock Option Plan which will become available for issuance under our 1994 Stock Option Plan if such shares expire or terminate unexercised);

  •
  outstanding options to purchase an aggregate of 2,761,433 shares of common stock pursuant to our Amended 1994 Performance and Restricted Stock Plan;

  •
  outstanding options to purchase an aggregate of 1,100,000 shares of common stock pursuant to our 1996 Outside Directors Stock Option Plan, as amended;

  •
  outstanding options to purchase an aggregate of 36,696,634 shares of common stock pursuant to our 1999 Equity Incentive Plan;

  •
  outstanding options to purchase an aggregate of 220,050 shares of common stock pursuant to our 2003 Equity Incentive Plan; and

  •
  an aggregate of up to 38,000,000 shares of our common stock reserved for issuance to our employees under our 1997 Employee Stock Purchase Plan, of which an aggregate of 14,925,980 shares remain available for issuance.

10.   STATUS OF OPTIONS ACQUIRED BY US IN THIS OFFER; ACCOUNTING CONSEQUENCES OF THIS OFFER.

        Eligible Options that we acquire in connection with this Offer will be cancelled and the shares of common stock that may be purchased under such Eligible Options will become available for issuance under the 2003 Equity Incentive Plan without further stockholder action, except as required by applicable law or the rules of the Nasdaq National Market or any other securities quotation system or any stock exchange on which our common stock is then quoted or listed. We believe that we will not recognize any charges in our financial statements as a result of this Offer.

11.   LEGAL MATTERS; REGULATORY APPROVALS.

        We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by this Offer, or of any approval or other action by any government or regulatory authority or agency, other than SEC review and certain other international filings, that is required for the acquisition or ownership of the New Options as described in this Offer. If any other approval or action should be required, we presently intend to seek the approval or take the action. This could require us to delay the acceptance of any Eligible Options that you elect to exchange. We cannot assure you that we would be able to obtain any required approval or take any other required action. Our failure to obtain any required approval or take any required action might result in harm to our business. Our obligation under this Offer to accept exchanged Eligible Options and to issue New Options is subject to the conditions described in Section 6 of this Offer to Exchange.

12.   MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES.

        The following is a general summary of the material U.S. federal income tax consequences of the exchange of Eligible Options under this Offer. If you are employed outside the United States, you should refer to Appendix B of this Offer to Exchange entitled "A Guide to International Issues" for a general summary of the tax consequences of the exchange of Eligible Options under this Offer in your country. In either case, we recommend that you consult with your tax advisor to determine the tax consequences or social insurance contribution consequences of the Offer.    This discussion is based on the Internal Revenue Code, its legislative history, Treasury Regulations and administrative and judicial interpretations as of the date of this Offer, all of which may change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to apply in all respects to all categories of Eligible Employees.

        Federal Income Tax Consequences of Nonqualified Stock Options.    Under current law, you will not realize taxable income upon the grant of a nonqualified stock option. However, when you exercise the option, the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise will be treated as taxable compensation income to you, and you will be subject to withholding of income and employment taxes at that time. We will be entitled to a deduction equal to the amount of compensation income taxable to you.

        If you exchange shares in payment of part or all of the exercise price of a nonqualified stock option, no gain or loss will be recognized with respect to the shares exchanged, regardless of whether the shares were acquired pursuant to the exercise of an incentive stock option, and you will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a nontaxable exchange. The tax basis of the shares exchanged will be treated as the substituted tax basis for an equivalent number of shares received, and the new shares will be treated as having been held for the same holding period as the holding period that expired with respect to the transferred shares. The difference between the aggregate exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option will be taxed as ordinary income, just as if you had paid the exercise price in cash.

        The subsequent sale of the shares acquired pursuant to the exercise of a nonqualified stock option generally will give rise to capital gain or loss equal to the difference between the sale price and the sum of the exercise price paid for the shares plus the ordinary income recognized with respect to the shares, and these capital gains or losses will be treated as long term capital gains or losses if you held the shares for more than one year following exercise of the option.

        Federal Income Tax Consequences of Incentive Stock Options.    You should not be subject to any current income tax if you elect to exchange your incentive stock options for New Options.

        All of the New Options you will be issued in exchange for your Eligible Options will be nonqualified stock options. Unlike incentive stock options, nonqualified stock options are not eligible for certain favorable tax treatment available to incentive stock options.

        We do not believe that this Offer will change any of the terms of your Eligible Options if you do not accept this Offer. However, if you choose not to accept this Offer, it is possible that the Internal Revenue Service would decide that your right to exchange your incentive stock options under this Offer is a "modification" of your incentive stock options, even if you do not exchange such options. Under Section 424(h) of the Internal Revenue Code, a "modification" means any change in the terms of an incentive stock option that would give you additional benefits under the option. A successful assertion by the Internal Revenue Service that the options are modified could extend the options' holding period to qualify for favorable tax treatment and cause a portion of your incentive stock options to be treated as nonqualified stock options.

        Under current law, you did not realize taxable income when incentive stock options were granted to you under the Eligible Plans. In addition, you generally will not realize taxable income when you exercise an incentive stock option. However, your alternative minimum taxable income will be increased by the amount that the aggregate fair market value of the shares you can purchase under the option, which is generally determined as of the date you exercise the option, exceeds the aggregate exercise price of the option. Except in certain circumstances that are described in the Plans and in your option agreement, such as your death or disability, if an option is exercised more than three months after your employment is terminated, the option will not be treated as an incentive stock option and is subject to taxation under the rules applicable to nonqualified stock options that are discussed below.

        If you sell common stock that you acquired by exercising an incentive stock option, the tax consequences of the sale depend on whether the disposition is "qualifying" or "disqualifying." The disposition of the common stock is qualifying if it is made after the later of: (a) more than two years from the date the incentive stock option was granted and (b) more than one year after the date the incentive stock option was exercised.

        If the disposition of the common stock you receive when you exercise incentive stock options is qualifying, any excess of the sale price over the exercise price of the option will be treated as long-term capital gain taxable to you at the time of the sale. If the disposition is not qualifying, which we refer to as a "disqualifying disposition," the excess of the fair market value of the common stock on the date the option was exercised over the exercise price will be taxable ordinary income to you at the time of the sale. However, if the difference between the sale price and the option exercise price is less than the amount in the preceding sentence, this lesser amount is ordinary income to you. Any amount in excess of the ordinary income amount will be long term capital gain or short term capital gain, depending on whether or not the common stock was sold more than one year after the option was exercised.

        If you pay the exercise price of an incentive stock option by returning shares of common stock with a fair market value equal to part or all of the exercise price, the exchange of shares will be treated as a nontaxable exchange, unless you acquired the shares being returned when you exercised an incentive stock option and had not satisfied the special holding period requirements summarized above. The tax basis of the common stock returned to pay the exercise price will be treated as having a substituted tax basis for an equivalent number of shares of common stock received, and the new shares will be treated as having been held for the same amount of time as you had held the returned shares. The difference between the aggregate exercise price and the aggregate fair market value of the common stock you receive when you exercised the option will be treated for tax purposes as if you had paid the exercise price for the incentive stock option in cash. If you exercise your incentive stock options by surrendering incentive stock option shares for which the holding periods have not been met, such surrender is taxed as a disqualifying disposition.

        If you sell common stock you receive when you exercise an incentive stock option in a qualifying disposition, we will not be entitled to a deduction equal to the gain you realize when you completed the sale. However, if you sell, in a disqualifying disposition, common stock you receive when you exercise an incentive stock option, we will be entitled to a deduction equal to the amount of compensation income taxable to you.

        The above description is only a summary of the U.S. federal income tax consequences of the exchange of Eligible Options under this Offer, and is not intended to provide you with any tax advice in connection with this summary or this Offer. We recommend that you consult your own tax advisor with respect to the federal, state, local and foreign tax consequences of participating in this Offer.

13.   TERMS OF THE OFFER SPECIFIC TO ELIGIBLE EMPLOYEES EMPLOYED OUTSIDE THE UNITED STATES.

        If you are an Eligible Employee employed outside the United States who holds Eligible Options, you are subject to the terms of this Offer as described herein. You should refer to Appendix B of this Offer to Exchange entitled "A Guide to International Issues" for a discussion of the tax and other consequences of accepting or rejecting the Offer under the law of the country in which you are employed. Appendix B is only a summary of the foreign tax and other consequences of the exchange of Eligible Options under this Offer and is not intended to provide you with any tax or social contribution advice in connection with this Offer.

        Before accepting this Offer, we recommend that you consult with your tax advisor to determine the tax and social contribution consequences of the Offer, including but not limited to a determination of whether taxes in addition to the amounts withheld from the consideration, if any, will be due as a result of choosing to participate in the Offer.

14.   EXTENSION OF THIS OFFER; TERMINATION; AMENDMENT.

        We may, at any time prior to the Expiration Date, extend the period of time during which this Offer is open and delay accepting any tendered Eligible Options by announcing the extension and giving oral or written notice of the extension to Eligible Employees.

        We may, at any time prior to the Expiration Date terminate, postpone or amend this Offer. To postpone accepting or canceling Eligible Options, we must announce the postponement and give oral or written notice of the postponement to the Eligible Employees. Our right to postpone accepting and canceling Eligible Options may be limited by Rule 13e-4(f)(5) under the Exchange Act, which requires that we pay the consideration offered or return the surrendered options promptly after we terminate or withdraw this Offer.

        As long as we comply with any applicable laws, we may amend this Offer in any way, including decreasing or increasing the consideration offered in this Offer to Eligible Employees or by decreasing or increasing the number of Eligible Options to be exchanged or surrendered in this Offer.

        We may amend this Offer at any time prior to the expiration of this Offer by announcing the amendment. If we extend the length of time during which this Offer is open, the amendment must be announced no later than 9:00 a.m. Pacific Time on the next business day after the last previously scheduled or announced Expiration Date. Any announcement relating to this Offer will be sent promptly to Eligible Employees in a manner reasonably designed to inform Eligible Employees of the change.

        If we materially change the terms of this Offer or the information about this Offer, or if we waive a material condition of this Offer, we may extend this Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Exchange Act. Under these rules, the minimum period an Offer must remain open following material changes in the terms of this Offer or information about this Offer, other than a change in price or a change in the percentage of securities sought, will depend on the facts and circumstances, but in no case less than five (5) business days. If this Offer is scheduled to expire within ten (10) business days from the date we notify you of an increase or decrease in what we will give you in exchange for your Eligible Options or in the number of Eligible Options to be exchanged in this Offer, we will extend this Offer for a period of ten (10) business days after the date the notice is published.

        We will publish a notice electronically to each Eligible Employee if we decide to take any of the following actions prior to the Expiration Date:

  •
  increase or decrease what we will give you in exchange for your Eligible Options;

  •
  increase or decrease the number of Eligible Options to be exchanged in this Offer; or

  •
  extend or terminate this Offer.

15.   FEES AND EXPENSES.

        We will not pay any fees or commissions to any broker, dealer or other person asking Eligible Employees to exchange Eligible Options pursuant to this Offer.

16.   INFORMATION ABOUT ADOBE.

General

        Our principal executive offices are located at 345 Park Avenue, San Jose, California 95110, and our telephone number is (408) 536-6000. Information regarding our executive officers and members of our Board of Directors is contained in Appendix A of this Offer to Exchange and incorporated herein by reference. Our website address is www.adobe.com. The information on our website is not a part of this Offer.

        We offer a line of software for consumers, businesses and creative professional customers. Our products enable customers to create, manage and deliver visually rich, compelling and reliable content. We license our technology to major hardware manufacturers, software developers, and service providers and we offer integrated software solutions to businesses of all sizes. We distribute our products through a network of distributors and dealers, value-added resellers, systems integrators and original equipment manufacturers, direct to end users and through our own website at www.adobe.com. We have operations in the Americas, Europe, Middle East, Africa and Asia. Our software runs on Microsoft Windows, Apple Macintosh, Linux, UNIX and various non-personal computer platforms, depending on the product. Information concerning our business, including our background, strategy, products, collaborative efforts, manufacturing, research and product development, competition, intellectual property and employees included in our Annual Report on Form 10-K for the year ended November 29, 2002 and our Quarterly Report on Form 10-Q for the period ended February 28, 2003, which are incorporated by reference herein, may be inspected at, and copies may be obtained from, the places and in the manner described in Section 18 ("Additional Information").

Financial

        Set forth below is a selected summary of our financial information. The selected financial data is derived from our consolidated financial statements, as filed with the SEC. The selected financial data should be read in conjunction with the consolidated financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the year ended November 29, 2002, filed with the SEC on February 26, 2003, as amended March 28, 2003, and our Quarterly Report on Form 10-Q for the period ended February 28, 2003, filed with the SEC on April 11, 2003. All amounts are in thousands, except per share and employee data.

	For the Year Ended		For the Three Months Ended
	November 29, 2002	November 30, 2001	February 28, 2003	March 1, 2002
			(unaudited)	(unaudited)
Operations
Revenue	$1,164,788	$1,229,720	$296,895	$267,896
Income before income taxes	284,689	306,931	77,465	73,247
Net income(1)	191,399	205,644	54,225	49,808
Net income per share(1):
Basic	0.81	0.86	0.23	0.21
Diluted	0.79	0.83	0.23	0.20
Cash dividends declared per common share	0.05	0.05	0.0125	0.0125
Financial Position
Cash and short-term investments	617,737	581,613	652,657	220,700
Working capital	436,883	453,713	462,649	525,800
Total assets	1,051,610	932,173	1,087,031	989,942
Stockholder's equity	674,321	616,972	697,433	689,511
Book value per common share(2)	2.88	2.61	3.02	2.91
Additional Data
Worldwide employees	3,319	3,043	3,377	3,054

(1)
For the year ended November 29, 2002, data includes investment loss of $17.2 million, restructuring and other charges of $12.1 million, acquired in-process research and development of $5.8 million, and amortization and impairment of goodwill and purchased intangibles of $21.0 million. For the year ended November 30, 2001, data includes investment loss of $93.4 million, restructuring and other charges of $12.1 million, and amortization of goodwill and purchased intangibles of $14.3 million. The numbers presented above are pretax amounts.

(2)
Book value per common share is computed by dividing stockholder's equity by the number of shares of common stock outstanding at the end of each period presented.

        The financial information included in our Annual Report on Form 10-K for the year ended November 29, 2002 and Quarterly Report on Form 10-Q for the period ended February 28, 2003 is incorporated by reference herein and may be inspected at, and copies may be obtained from, the places and in the manner described in Section 18 ("Additional Information").

17.   RISK FACTORS.

        Information concerning risk factors included in our Annual Report on Form 10-K for the fiscal year ended November 29, 2002 and our Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 2003 is incorporated by reference herein. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the risks actually occur, our business could be harmed. In that event, the trading price of our common stock could decline.

18.   ADDITIONAL INFORMATION.

        We recommend that you review the following materials that we have filed with the SEC before making a decision on whether to exchange your Eligible Options:

          (a)   our Annual Report on Form 10-K for our fiscal year ended November 29, 2002, filed with the SEC on February 26, 2003, as amended March 28, 2003;

          (b)   our Definitive Proxy Statement for our 2003 Annual Meeting of Stockholders, filed with the SEC on March 17, 2003;

          (c)   our Quarterly Report on Form 10-Q for our fiscal quarter ended February 28, 2003, filed with the SEC on April 11, 2003;

          (d)   our Preliminary Communications on Schedule TO filed with the SEC on March 17, 2003;

          (e)   our Preliminary Communications on Schedule TO filed with the SEC on April 10, 2003;

          (f)    all other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since November 29, 2002, including the materials incorporated by reference therein; and

          (g)   the description of our common stock included in our Registration Statement on form 8-A, filed with the SEC on November 19, 1986 and July 24, 1990, including any amendment or reports filed for the purpose of updating such description.

        These filings, our other annual, quarterly and current reports, our proxy statements and our other SEC filings may be examined, and copies may be obtained, at the following SEC public reference rooms:

450 Fifth Street, N.W. Room 1024 Washington, D.C. 20549	500 West Madison Street Suite 1400 Chicago, Illinois 60661

        You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330.

        Our SEC filings since February 17, 1995 are also available to the public on the SEC's Internet site at http://www.sec.gov.

        Our common stock is quoted on the Nasdaq National Market under the symbol "ADBE," and our SEC filings can be read at the following Nasdaq address:

Nasdaq Operations
1735 K Street, N.W.
Washington, D.C. 20006

        We will also provide without charge to each person to whom we deliver a copy of this Offer to Exchange, upon their written or oral request, a copy of any or all of the documents to which we have referred you, other than exhibits to these documents (unless the exhibits are specifically incorporated by reference into the documents). Requests should be directed to:

Adobe Investor Relations
345 Park Avenue
San Jose, California 95110

or by emailing us at adobe@kpcorp.com or telephoning us at (408) 536-4700 between the hours of 9:00 a.m. and 5:00 p.m., San Jose, California local time.

        As you read the documents listed in this Section 18, you may find some inconsistencies in information from one document to another. Should you find inconsistencies between the documents, or between a document and this Offer, you should rely on the statements made in the most recent document.

        The information contained in this Offer to Exchange about Adobe should be read together with the information contained in the documents to which we have referred you.

19.   FORWARD LOOKING STATEMENTS; MISCELLANEOUS.

        This Offer to Exchange and our SEC reports referred to above include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. However, the safe harbors of Section 27A of the Securities Act and Section 21E of the Exchange Act do not apply to forward-looking statements made in connection with this Offer. These forward-looking statements involve risks and uncertainties that include, among others, those incorporated by reference in Section 17 of this Offer to Exchange. More information about factors that potentially could affect Adobe's financial results is included in our filings with the SEC, including our Annual Report on Form 10-K for the year ended November 29, 2002, our definitive proxy materials for the 2003 Annual Meeting of Stockholders, and our Quarterly Report on Form 10-Q for the quarter ended February 28, 2003.

        If at any time we become aware of any jurisdiction where the making of this Offer violates the law, we will make a good faith effort to comply with the law. If we cannot comply with the law, this Offer will not be made to, nor will exchanges be accepted from or on behalf of, the Eligible Employees residing in that jurisdiction.

        Our Board of Directors recognizes that the decision to accept or reject this Offer is an individual one that should be based on a variety of factors and that you should consult your personal outside advisor(s) if you have questions about your financial or tax situation. The information about this Offer from Adobe is limited to this Offer to Exchange, including the Summary of Terms, the Electronic Transmittal Letter and the Election Form.

ADOBE SYSTEMS INCORPORATED
May 16, 2003

APPENDIX A

INFORMATION ABOUT THE DIRECTORS AND EXECUTIVE OFFICERS OF ADOBE

        The executive officers and members of the Board of Directors of Adobe and their positions and offices as of May 1, 2003, are set forth in the following table:

Name	Position and Offices Held
John E. Warnock, Ph.D.	Co-Chairman of the Board
Charles M. Geschke, Ph.D.	Co-Chairman of the Board
Carol Mills Baldwin	Director
James E. Daley	Director
Colleen M. Pouliot	Director
Robert Sedgewick, Ph.D.	Director
Delbert W. Yocam	Director
Bruce R. Chizen	President, Chief Executive Officer and Director
Shantanu Narayen	Executive Vice President, Worldwide Products
Karen O. Cottle	Senior Vice President, General Counsel and Corporate Secretary
Murray J. Demo	Senior Vice President and Chief Financial Officer
Melissa Dyrdahl	Senior Vice President, Corporate Marketing and Communications
James Heeger	Senior Vice President, Creative Professional Business Unit
Ivan Koon	Senior Vice President, ePaper Business Unit
Bryan Lamkin	Senior Vice President, Digital Imaging and Video Business Unit
Jim Stephens	Senior Vice President, Worldwide Sales and Field Operations
Theresa Townsley	Senior Vice President, Human Resources

        The business address of each director and executive officer is: c/o Adobe Systems Incorporated, 345 Park Avenue, San Jose, California 95110. The business telephone number of each director and executive officer is (408) 536-6000.

        John E. Warnock, Ph.D.    Dr. Warnock has been a director since 1983. Dr. Warnock was a founder of Adobe and has been our Chairman of the Board since April 1989. Since September 1997, he has shared the position of Chairman of the Board with Charles M. Geschke. Dr. Warnock served as Chief Executive Officer of Adobe from 1982 through December 2000. From December 2000 until his retirement in March 2001, Dr. Warnock served as Chief Technical Officer. Dr. Warnock is a director of Knight Ridder, Inc., a media company, and Salon Media Group, Inc., a media company. Dr. Warnock holds a Ph.D. in electrical engineering from the University of Utah.

        Charles M. Geschke, Ph.D.    Dr. Geschke has been a director since 1983. Dr. Geschke was a founder of Adobe and has been our Chairman of the Board since September 1997, sharing that office with John E. Warnock. He was Chief Operating Officer of the Company from December 1986 until July 1994. He served as President of Adobe from April 1989 until his retirement in April 2000. He is also a member of the Board of Directors of Rambus Inc. Dr. Geschke holds a Ph.D. in computer science from Carnegie Mellon University.

        Carol Mills Baldwin    Ms. Baldwin has been a director since 1998. Ms. Baldwin is an independent consultant. Ms. Baldwin was formerly the President and Chief Executive Officer of Acta Technology, Inc., a private data integration company that was acquired by Business Objects in late 2002. Prior to joining Acta in July 1998, Ms. Baldwin was the General Manager in the Enterprise Systems Division of Hewlett-Packard Company since 1992. From 1981 to 1992, Ms. Baldwin held several other general management and marketing management positions at Hewlett-Packard. She holds an M.B.A. degree from Harvard University and a B.A. from Smith College.

        James E. Daley    Mr. Daley has been a director since 2001. Mr. Daley has served as Executive Vice President of Client Solutions, Global Sales and Marketing of Electronic Data Systems Corporation ("EDS"), an information technology service company, since January 2003. From March 1999 to January 2003, he was Executive Vice President and Chief Financial Officer of EDS. Before joining EDS, he had been with Price Waterhouse, L.L.P., an accounting firm, from 1963 until his retirement from the firm in 1998. During the period from 1988 to 1998, Mr. Daley served as the firm's Co-Chairman—Operations and Vice-chairman—International. He was also a member of Price Waterhouse's Policy Board and Management Committee and a member of the World Firm's Policy Board and Management Committee. Mr. Daley is also a director of The Guardian Life Insurance Company in New York City. He holds a B.B.A. from Ohio University.

        Colleen M. Pouliot    Ms. Pouliot has been a director since 2001. Ms. Pouliot joined the Company in July 1988 as Associate General Counsel and became the Corporate Secretary in April 1989. In December 1990, she was promoted to General Counsel. In December 1992, she was promoted to Vice President and in December 1997, to Senior Vice President. Ms. Pouliot was an associate at the law firm of Ware & Freidenrich from November 1983 until she joined the Company in July 1988. Effective December 2001, she retired from her position as General Counsel, and until April 2002, served as Senior Vice President, Special Projects for the Chief Executive Officer. Since April 2002, Ms. Pouliot has been engaged in the private practice of law. Ms. Pouliot holds a J.D. from University of California, Davis School of Law and a B.S. in Economics from Santa Clara University.

        Robert Sedgewick, Ph.D.    Dr. Sedgewick has been a director since 1990. Since 1985, Dr. Sedgewick has been a Professor of Computer Science at Princeton University, where he was the founding Chairman of the Department of Computer Science. He is the author of numerous research papers and a widely used series of textbooks on algorithms. Dr. Sedgewick holds a Ph.D. in computer science from Stanford University.

        Delbert W. Yocam    Mr. Yocam has been a director since 1991. Mr. Yocam has been an independent consultant since April 1999. Mr. Yocam was Chairman of the Board and Chief Executive Officer of Borland Software Corporation, formerly Inprise Corporation, a software company, from December 1996 through April 1999. Prior to joining Borland, Mr. Yocam was an independent consultant from November 1994 through November 1996. From September 1992 until November 1994, he served as President and Chief Operating Officer and as a director of Tektronix, Inc., a provider of test, measurement and monitoring solutions for mobile network operators and equipment manufacturers. Mr. Yocam is also a director of several privately-held technology companies. He holds an M.B.A. from California State University, Long Beach, and a B.A. in Business Administration from California State University, Fullerton.

        Bruce R. Chizen    Mr. Chizen joined Adobe upon the closing of the acquisition of Aldus in August 1994 as Vice President and General Manager, Consumer Products Division. In December 1997, he was promoted to Senior Vice President and General Manager, Graphic Products Division and in August 1998, Mr. Chizen was promoted to Executive Vice President, Products and Marketing. In April 2000, Mr. Chizen was promoted to President of Adobe and in December 2000, he also became Adobe's Chief Executive Officer and joined the Adobe Board of Directors in December 2000. Prior to joining Adobe, Mr. Chizen was Vice President and General Manager, Consumer Division of Aldus Corporation from February 1994 to August 1994, and from November 1992 to February 1994, he was Vice President and General Manager, Claris Clear Choice for Claris Corp., a wholly-owned subsidiary of Apple Computer, Inc., a manufacturer of computers and software. Mr. Chizen is a member of the Board of Directors of Synopsys, Inc.

        Shantanu Narayan    Mr. Narayen joined Adobe in January 1998 as Vice President and General Manager of Adobe's engineering technology group. He was promoted to Senior Vice President, Worldwide Products in January 1999 and to Executive Vice President, Worldwide Product Marketing and Development in March 2001. Prior to joining Adobe, Mr. Narayen co-founded Pictra Inc., a software internet company, in 1996. He was Director of Desktop and Collaboration products at Silicon Graphics Inc., a high-performance computing company, and held various senior manager positions at Apple Computer, Inc. before founding Pictra.

        Karen O. Cottle    Ms. Cottle joined Adobe in February 2002 as Senior Vice President, General Counsel and Secretary. Prior to joining Adobe, Ms. Cottle served as General Counsel for Vitria Technology, Inc., a software company, from February 2000 to February 2002. From 1996 to 1999, Ms. Cottle served as Vice President, General Counsel and Secretary of Raychem Corporation, an electronics company, and from 1986 to 1996 as Division Counsel of Raychem Corporation. Prior to that, Ms. Cottle was a partner in Farella, Braun and Martel in San Francisco, California.

        Murray J. Demo    Mr. Demo joined Adobe in August 1996 as the Director of Operations Finance. In July 1998 he was promoted to Corporate Controller. In October 1999, he was promoted to Vice President and Corporate Controller and in June 2000 was promoted to Senior Vice President and Chief Financial Officer. Prior to joining Adobe, Mr. Demo was the Director of Finance for Miller Freeman, Inc, a division of United News & Media, London, England from June 1993 to July 1996. Prior to Miller Freeman, Inc., Mr. Demo held a variety of senior finance and business development positions at First Financial Management, Visionary Corporate Technologies, and Hughes Electronics.

        Melissa Dyrdahl    Ms. Dyrdahl joined Adobe upon the closing of the acquisition of Aldus in August 1994 as Director of Marketing for the Consumer Products Division. In August 1998, Ms. Dyrdahl was appointed Vice President of Worldwide Marketing Communications, and in April of 2000, she was promoted to Senior Vice President of Corporate Marketing and Communications. Prior to joining Adobe, Ms. Dyrdahl was Director of Sales Operations of Claris Corp., a wholly-owned subsidiary of Apple Computer, Inc., from 1988 to 1993, and previously held several marketing management positions at Hewlett-Packard Company from 1983 to 1988. Ms. Dyrdahl also serves on the Board of Trustees for the San Jose Museum of Art.

        James Heeger    Mr. Heeger joined Adobe in February 2002 as Senior Vice President of Cross Media Publishing, now Senior Vice President, Creative Professional Business Unit. He was Chief Executive Officer and President of Fotiva, Inc. a digital imaging software company, from March 2001 to December 2001, when Fotiva was acquired by Adobe. From September 1993 to June 2000, Mr. Heeger was with Intuit, Inc., a software company, where he served as Senior Vice President and General Manager of Small Business Division from July 1997 to June 2000. In April 1995, Mr. Heeger became Chief Financial Officer of Intuit and served as Chief Financial Officer and Senior Vice President of Administration until July 1997. Mr. Heeger began at Intuit as Vice President and General Manager of Supplies Division from December 1993 to April 1995. Prior to Intuit, Mr. Heeger spent 11 years with Hewlett-Packard in marketing and distribution roles.

        Ivan Koon    Mr. Koon joined Adobe in August 2002 as Senior Vice President of the ePaper Business Unit. Prior to joining Adobe, Mr. Koon was President of the New Technologies Division at BEA Systems, Inc., a software company, from November 1999 to July 2002. Prior to BEA, Mr. Koon served in various executive management roles at S2 Systems, including President and Chief Operating Officer from February 1997 to September 1999.

        Bryan Lamkin    Mr. Lamkin joined Adobe in February 1992 and held various senior management positions in marketing for Adobe's graphics and publishing products. In March 1997, he was promoted to Vice President of Marketing and in March 2000, he was promoted to Senior Vice President, Product Marketing. Mr. Lamkin is currently Senior Vice President of the Digital Imaging and Video Business Unit. Prior to joining Adobe, Mr. Lamkin held various product management positions at Software Publishing Corporation from 1986 to 1992.

        Jim Stephens    Mr. Stephens joined Adobe in February 1990 and held various senior management positions in sales and marketing for Adobe's Printing Systems Division before being promoted in November 1997 to Vice President of Change Management. In June 1998, he was promoted to Vice President, Investor Relations and in April 1999, Mr. Stephens was promoted to Vice President, Corporate Development. In September 2000, Mr. Stephens was promoted to Senior Vice President, E-business Development, and in October 2001, Mr. Stephens was promoted to

Senior Vice President, Worldwide Sales, Customer Care and Field Marketing. For ten years prior to joining Adobe, Mr. Stephens held sales and marketing management positions at Dataproducts Corporation and Texas Instruments.

        Theresa Townsley    Ms. Townsley joined Adobe in 1988 and held various senior management positions within the human resources group before being promoted in May 1999 to Vice President of Worldwide Human Resources. In December 1999, she was promoted to Senior Vice President, Worldwide Human Resources. Prior to joining Adobe, Ms. Townsley held various human resources positions at FMC Corporation from 1979 to 1988.

APPENDIX B

A GUIDE TO INTERNATIONAL ISSUES

Adobe Systems Incorporated
Offer to Exchange: A Guide to Issues in Australia

        The following is a general summary of the material tax consequences of the exchange of your Eligible Options and the grant of a New Option under the Offer for individuals subject to tax in Australia. This summary is general in nature and does not discuss all of the tax and legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. Please note that tax and other laws change frequently and sometimes on a retroactive basis. This information may be out of date, and thus not relevant, at the time you are granted your New Option. We advise all option holders considering exchanging their Eligible Options to seek the advice of their own tax advisors. If you are a citizen or resident of another country, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in this other country (or countries) apply to your specific situation.

Option Exchange

        The voluntary relinquishment (i.e., the cancellation) of an Eligible Option in exchange for the right to receive a New Option will give rise to taxation. The cancellation of an existing option will be considered a relinquishment of your existing option in exchange for the right to receive a new option (provided certain conditions are met). Therefore, you may be taxed in relation to both of the following: (i) the cancellation of the Eligible Option; and (ii) the grant of the right to receive a New Option. Please note that the amount of tax due and the timing of the taxation will depend upon a number of factors, as discussed below.

  Tax on Cancellation of Eligible Option

        The amount and characterization of taxable income will depend on whether you made an election to be taxed in the income year of the grant of the Eligible Option. Please see below for further details.

        If You Did Not Make an Election:    If you did not make an election to be taxed in the income year of grant of the Eligible Option, you will be subject to tax on the market value (as defined under Australian tax law) of the Eligible Option on the cancellation date at your marginal rate of tax. Because the exercise price of the Eligible Option will likely exceed the current market value of the underlying shares (as defined under Australian tax law) at the time of the cancellation, the market value of the Eligible Option will be determined in accordance with a statutory formula. In accordance with the statutory formula, the market value of the Eligible Option will be zero where the market value of the underlying shares at the time of cancellation is less than 50% of the exercise price.

        If You Made an Election:    If you made an election to be taxed in the income year of grant of the Eligible Option, you will be subject to capital gains tax. Your capital gain will be calculated as the difference between the market value of the Eligible Option at the time of the cancellation and the market value of the Eligible Option at the time of the grant. If, at the time of the cancellation of the Eligible Option, you have held the Eligible Option for at least one year prior to the cancellation, you will only be subject to capital gains tax on 50% of your capital gain. If you have not held the existing option for at least one year, you will be subject to capital gains tax on all of your capital gain.

        If the market value of the Eligible Option at the time of cancellation is less than the market value of the Eligible Option at the time of grant, you will be entitled to claim a capital loss on the difference.

  Tax on Grant of New Right

        When your Eligible Option is cancelled, you will receive the right to a future grant of a New Option (provided certain conditions are met) (the "New Right"). The acquisition of the New Right will constitute the acquisition of a qualifying right under an employee share option scheme. You will be subject to tax as a result of the acquisition of the New Right. You will be liable to pay tax either in the income year you acquire the New Right, if you make an election to that effect, or, in the absence of the election, at a later date. The tax consequences under the two alternatives are detailed below.

        If You Make an Election:    If you make an election to pay tax upon the grant of the New Right, then you must include an amount in your assessable income in the income year in which your Eligible Option is cancelled. The amount included in your assessable income will be the market value of the New Right less the market value of the Eligible Option at the time of cancellation. Please note that the market value of the New Right will be considered equal to the market value of the Eligible Option as of the date it was cancelled.

        Note that if you make an election, then it will cover each right, option and share in Adobe that you acquire during the income year.

        If You Do Not Make an Election:    If you do not make an election to pay tax upon the grant of the New Right, then you must include an amount in your assessable income for the income year in which the earliest of the following assessment times occurs in relation to the New Right ("Alternative Assessment Time"):

            (i)  when you dispose of the New Option acquired pursuant to the New Right (other than by exercising it);

           (ii)  when your employment with Adobe (or its affiliates) ceases;

          (iii)  when the New Option acquired pursuant to the New Right is exercised; and

          (iv)  when the New Option acquired pursuant to the New Right expires (subject to a 10 year limit).

        The amount which you must include in your assessable income for the income year in which the Alternative Assessment Time occurs in relation to the New Right will be:

            (i)  where you dispose of the New Option (or the shares acquired as a result of exercising the new option) in an arm's length transaction within 30 days after the Alternative Assessment Time—the amount or value of any consideration you receive for the disposal less the consideration paid to acquire the New Right (reduced by the exercise price of the New Option, if the New Option has been exercised); or

           (ii)  in any other case—the market value of the New Right or New Option (or the shares acquired as a result of exercising the New Option) at the Alternative Assessment Time less the consideration paid to acquire the New Right (reduced by the exercise price of the New Option, if the New Option has been exercised).

  No Benefit Where New Right Lost

        If you lose the benefit of the New Right before you are able to exercise the New Option granted pursuant to the New Right (e.g., you cease working for Adobe or its affiliates before you exercise the New Option), you will be deemed to have never acquired the New Right. In that case, no amount needs to be included in your assessable income in relation to the acquisition of the New Right. If necessary, you may amend an assessment to exclude an amount previously included in assessable income in relation to the acquisition of the New Right. In addition, you may also be entitled to a capital loss equal to amount that you paid tax on as a result of the cancellation of the Eligible Option.

Grant of New Option

        When your New Option is granted to you, you will not be subject to tax.

Exercise and Sale of Shares

        On the basis that the voluntary tendering of your Eligible Options triggers an immediate taxing event, your New Option will not become taxable until you sell the underlying shares. If you acquire shares at exercise, you will be subject to capital gains tax when you sell the shares. Provided you sell the shares in an arm's length transaction, the gain will be calculated as the difference between the sale proceeds and the market value of the shares at exercise. If you have held the shares for at least one year at the time of sale, then only 50% of this amount will be subject to capital gains tax. If you have not held the shares for at least one year, you will be subject to capital gains tax on all of your capital gain.

        Provided you sell the shares in an arm's length transaction, if the sale proceeds are less than the market value of shares at the time of exercise, you will be entitled to claim a capital loss in this amount.

Dividends

        If you receive dividends on account of your Adobe shares, you will be subject to income tax in Australia and U.S. federal withholding at source. You may be entitled to a foreign tax credit equal to the lesser of the Australian tax payable on the dividend or the U.S. withholding tax.

Withholding and Reporting

        Your local employer is not required to withhold for income tax with respect to the exchange or your New Option. You will be responsible for reporting on your tax return and paying any tax liability including the income tax and Medicare levy and surcharge (if applicable).

Market Value

        Please note that where the term "market value" is used above, it means market value determined in accordance with Australia tax law.

Adobe Systems Incorporated
Offer to Exchange: A Guide to Issues in Belgium

        The following is a general summary of the material tax consequences of the exchange of your Eligible Options and the grant of a New Option under the Offer for individuals subject to tax in Belgium. This summary is general in nature and does not discuss all of the tax and legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. Please note that tax and other laws change frequently and sometimes on a retroactive basis. This information may be out of date, and thus not relevant, at the time you are granted your New Option. We advise all option holders considering exchanging their Eligible Options to seek the advice of their own tax advisors. If you are a citizen or resident of another country, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in this other country apply to your specific situation.

Option Exchange

        It is unlikely that you will be subject to tax as a result of the cancellation of Eligible Options in exchange for the grant of a New Option. However, there is a risk that if your Eligible Option was considered a "qualifying" option for Belgian tax purposes at the time that it was offered to you, then the cancellation could be viewed as a "transfer" in violation of the Belgian conditions for a "qualifying" option. In this case, you would be liable for the difference between the taxable amount that would have been due on the Eligible Option if it were "non-qualifying" and the taxable amount of a "qualifying" option.

        The tax consequences of the cancellation of an Eligible Option in exchange for the grant of a New Option is uncertain under Belgian tax law. Therefore, it is strongly recommended that you consult your tax advisor regarding your specific situation.

Grant of New Option

        You will likely be subject to tax when the New Option is offered to you, assuming that you specifically accept the New Option within 60 days after the Belgian Offer Date (as defined below).

  Belgian Offer Date

        The date of the offer (the "Belgian Offer Date") will be the date on which you receive written materials describing the terms and conditions of the New Option. It is likely that the Belgian Offer Date will be considered to be the date that you receive written materials communicating that the New Option grant has been made (i.e., at least six months and one day after the cancellation of your Eligible Option). However, the Belgian tax authorities could, potentially, take the position that the Belgian Offer Date is the date that you elect to participate in the option exchange. In this case, the right to receive a New Option would not be considered a "qualifying" option because the exercise price would not be known at the time of the Belgian Offer Date (which is a required condition for "qualifying" options). (Please see Amount of Taxation discussion below for consequences of the New Option not being considered a "qualifying" option.)

  Acceptance of Offer Requirement

        Under current tax law, you will have 60 days after the Belgian Offer Date to accept your New Option and if you do not specifically accept your New Option in writing within 60 days of the Belgian Offer Date, the option will be deemed rejected. If your New Option is deemed rejected, you will not be entitled to retain any rights to your New Option, and therefore, you will not be subject to tax as a result of the grant of the New Option.

  Amount of Taxation

        The taxable amount depends upon whether your New Option is considered "qualifying" or "non-qualifying." Your New Option will likely be considered "qualifying" provided that you sign an undertaking not to exercise your New Option before the end of the third full calendar year following the year of the Belgian Offer Date and provided that the date that you accept the exchange is not considered the Belgian Offer Date (as described above).

        The taxable amount for a "qualifying" New Option is 8% of the value of the shares on the Belgian Offer Date (based on the six-year term of your New Option). In addition, the taxable amount is increased by the amount by which the New Option is "in the money" (i.e., difference between the fair market value of the shares and the exercise price) on the Belgian Offer Date. If you exercise your New Option before the lapse of the third full calendar year following the year of the Belgian Offer Date, you will be required to pay tax on the difference between the tax that would have been due if the New Option was "non-qualifying" (see below for calculation) and the tax that you paid at the time of the offer of the New Option.

        The taxable amount for a "non-qualifying" New Option is 16% of the value of the shares on the Belgian Offer Date based on the six-year term of your New Option. In addition, the taxable amount is increased by the amount by which the New Option is "in the money" on the Belgian Offer Date.

        You will not likely be entitled to decrease the taxable amount of the New Option by the value of the cancelled Eligible Option.

Exercise of New Option

        You will not be subject to tax when you exercise the New Option provided the exercise does not violate the conditions of the undertaking (as described above).

Sale of Shares

        You will not be subject to tax when you subsequently sell the shares acquired pursuant to exercise of the New Option.

Dividends

        If you receive dividends on account of your Adobe shares, you will be subject to income tax in Belgium and U.S. federal withholding tax at source. The U.S. tax withheld is deductible from the basis on which Belgian tax is calculated but cannot be credited against the Belgium tax.

Withholding and Reporting

        Your employer is not required to withhold income tax or social insurance contributions at the time of the option exchange, grant or exercise of a New Option or sale of shares. However, your employer will report the taxable amount on the 281.10 salary form in the year of the Belgian Offer Date, a copy of which will be given to you. It is your responsibility to report and pay any taxes resulting from the grant or exercise of your New Option, your participation in the exchange and the receipt of any dividends.

        If you are a Belgian resident, you are required to report any security or bank account you maintain outside of Belgium on your annual tax return.

Adobe Systems Incorporated
Offer to Exchange: A Guide to Issues in Brazil

        The following is a general summary of the material tax consequences of the exchange of your Eligible Options and the grant of a New Option under the Offer for individuals subject to tax in Brazil. This summary is general in nature and does not discuss all of the tax and legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. Please note that tax and other laws change frequently and sometimes on a retroactive basis. This information may be out of date, and thus not relevant, at the time you are granted your New Option. We advise all option holders considering exchanging their Eligible Options to seek the advice of their own tax advisors. If you are a citizen or resident of another country, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in this other country apply to your specific situation.

Option Exchange

        You will not be subject to tax as a result of the exchange of Eligible Options for a New Option.

Grant of New Option

        You will not be subject to tax when the New Option is granted to you.

Exercise of New Option and Sale of Shares

        You will be subject to tax when you exercise your New Option, because the New Option will require you to use a same-day sale method of exercise, whereby all the shares you exercise are immediately sold and the proceeds less the exercise price, applicable taxes and brokerage fees, if any, are remitted to you in cash. You will be subject to capital gains tax on the difference between the fair market value of the shares on the date of exercise and the exercise price unless you are exempt from capital gains tax under an exemption. An exemption may apply if the amount of the shares sold in the month of exercise and sale (in combination with other shares sold for the month) does not exceed R$20,000 (for 2003). If the R$20,000 is exceeded for the month, the entire gain is subject to tax (not just the amount exceeding R$20,000). You will not be subject to social insurance contributions upon exercise of your New Option.

Withholding and Reporting

        Your employer is not required to withhold or report income tax or social insurance contributions at the time of the option exchange, grant or exercise of the New Option or the subsequent sale of shares. It is your responsibility to report and pay all applicable taxes.

Exchange Control Information

        Adobe will restrict you to a same day sale method of exercise pursuant to which you will not be permitted to remit funds abroad to exercise your New Option. Instead, you would provide Adobe or its agent with irrevocable instructions to immediately sell all of the shares that you exercise, and remit the proceeds to you. The sale proceeds, less the exercise price, withholding taxes and brokerage fees, if any, will be remitted to you in cash.

Adobe Systems Incorporated
Offer to Exchange: A Guide to Issues in Canada

        The following is a general summary of the material tax consequences of the exchange of your Eligible Options and the grant of a New Option under the Offer for individuals subject to tax in Canada. This summary is general in nature and does not discuss all of the tax and legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. Please note that tax and other laws change frequently and sometimes on a retroactive basis. This information may be out of date, and thus not relevant, at the time you are granted your New Option. We advise all option holders considering exchanging their Eligible Options to seek the advice of their own tax advisors. If you are a citizen or resident of another country, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in this other country apply to your specific situation.

Option Exchange

        The tax treatment as a result of the exchange of an Eligible Option for a New Option is uncertain. It is possible that the Canada Customs and Revenue Agency (the "CCRA") will treat the exchange as: (i) a continuation of options with a reduction in exercise price; (ii) a taxable exchange of employee stock options; or (iii) two separate transactions (i.e., a tender of Eligible Options for cancellation, followed by a grant of new and unrelated options), whereby the tender is viewed as a disposition for no consideration and no taxable income arises.

        The transactions will likely be regarded as two separate transactions. However, in any event, assuming the amendments to the Income Tax Act, released on December 20, 2002 become law in the form proposed, if the transactions are not regarded as two separate transactions they should be treated as a tax-free exchange of options and you would continue to be able to treat transactions involving your New Options as you do your other options. If the proposed amendments do not become law (an unlikely event) and the CCRA views the exchange as described in (i) above, you could lose the benefit of the so-called "one-half exclusion" and the usual C$100,000 tax deferral upon the exercise of the New Option.

Grant of New Option

        You will not be subject to tax when the New Option is granted to you.

Exercise of New Option

        Subject to the potential deferral provisions discussed in the paragraph below, when you exercise your New Options you must include the difference between the fair market value of the shares on the date of exercise and the exercise price in your income. Only one-half of this "gain" is subject to tax; that is, you can permanently exclude one-half of this "gain" from your taxable income. You will be subject to tax on the remaining one-half of the gain at your applicable marginal tax rate.

        You may be able to defer taxation of the taxable portion of the gain arising upon exercise (i.e., the remaining one-half of the difference between the fair market value of the shares on the date of exercise and the exercise price) until the earliest of: (i) when you sell the shares purchased upon exercise; (ii) when you die; or (iii) when you become a non-resident of Canada. In order to be eligible for this deferral, you must file an election in the form of a letter with your employer by January 15 of the year following the year in which shares are purchased upon exercise. Note that a same day sale method of exercise will fall under (i) above in relation to the number of shares sold pursuant to the same day sale exercise and taxation effectively will not be deferred.

        You may only defer the tax on the spread at exercise on up to C$100,000 worth of options that vest in any one year. For the purpose of calculating this limit, the value of an option equals the fair market value of the shares subject to the option at the time the option was granted.

        If the CCRA treats the option exchange transaction as a continuation of the existing option (i.e., a continuation described in alternative (i) in the "Option Exchange" section above), the one-half exclusion and the deferral will not be available. However, if the draft legislation discussed above is passed and the CCRA treats the option exchange transaction as a continuation of the existing option you will be deemed to have a tax-free exchange of options, and the one-half exclusion and deferral will be available.

Sale of Shares

        If you acquire shares upon exercise, you will be subject to tax when you subsequently sell the shares. The taxable amount will be one-half of the difference between the sale proceeds and the adjusted cost basis of the shares (generally, the fair market value on the date of exercise), less any brokerage fees. In addition, any amount on which taxation was deferred at exercise, if applicable, will become taxable at the time the shares are sold. Income tax will be assessed on the taxable income at your marginal income tax rate.

        If you own other Adobe shares which you have acquired upon exercise of other options or otherwise, your adjusted cost basis may be different than described above. In order to preserve the cost basis of shares sold in a same day sale exercise, you will have to specifically identify any such shares in your annual tax return. Shares acquired upon the exercise of options for which a tax deferral election has been filed will also retain their own cost basis. You are strongly advised to consult your tax advisor in any of these situations.

        One-half of any loss arising on the sale of the shares (including any brokerage fees) may be deducted from any taxable capital gain for the year, the previous three taxation years, or any subsequent year.

Dividends

        If you receive dividends on account of your Adobe shares, you will be subject to tax in Canada and U.S. federal withholding tax at source. You may be entitled to a foreign tax credit against your Canadian income tax for the U.S. federal income tax withheld.

Withholding and Reporting

        Your employer will report the income recognized at exercise, any amount excluded under the one-half exemption rule and the value of any deferred stock option benefit, if applicable, to the CCRA. A copy of the T4 form containing this information will be delivered to you prior to the last day of February in the year following the year in which you exercise your New Option.

        Your employer is not required to withhold income tax or social insurance contributions on any portion of the taxable benefit from the exchange, grant, exercise of New Options or the sale of shares. You will be responsible for paying all tax and any applicable social insurance contributions. You will not be subject to additional social insurance contributions if your annual salary exceeds C$39,300 or such higher pensionable earnings level as is applicable after 2003. For each year that you defer taxation, if any, you must file a Form T1212 with the CCRA with your annual tax return.

Adobe Systems Incorporated
Offer to Exchange: A Guide to Issues in China

        The following is a general summary of the material tax consequences of the exchange of your Eligible Options and the grant of a New Option under the Offer for individuals subject to tax in China. This summary is general in nature and does not discuss all of the tax and legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. Please note that tax and other laws change frequently and sometimes on a retroactive basis. This information may be out of date, and thus not relevant, at the time you are granted your New Option. We advise all option holders considering exchanging their Eligible Options to seek the advice of their own tax advisors. If you are a citizen or resident of another country, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in this other country apply to your specific situation.

Option Exchange

        It is unlikely that you will be subject to tax as a result of the exchange of Eligible Options for a New Option.

Grant of New Option

        You will not be subject to tax when the New Option is granted to you.

Exercise of New Option and Sale of Shares

        Due to legal restrictions in China, you must use the same day sale method of exercise, whereby all the shares you exercise are immediately sold and the proceeds less the exercise price, applicable taxes and brokerage fees, if any, are remitted to you in cash. The difference between the fair market value of the shares on the date of exercise and the exercise price will be subject to income tax. In addition, you may also be subject to social insurance contributions on this amount.

        You will not be entitled to hold shares upon exercise of your New Option.

Withholding and Reporting

        Your employer is required to withhold and report for income tax purposes when you exercise your New Option. Your employer may also be required to withhold for social insurance purposes, although this result is not certain. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

Legal Restrictions on the New Option

        Due to legal restrictions in China, you must use the same day sale method of exercise. Therefore, you will not be entitled to hold shares acquired upon exercise of your New Option.

Adobe Systems Incorporated
Offer to Exchange: A Guide to Issues in Denmark

        The following is a general summary of the material tax consequences of the exchange of your Eligible Options and the grant of a New Option under the Offer for individuals subject to tax in Denmark. This summary is general in nature and does not discuss all of the tax and legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. Please note that tax and other laws change frequently and sometimes on a retroactive basis. This information may be out of date, and thus not relevant, at the time you are granted your New Option. We advise all option holders considering exchanging their Eligible Options to seek the advice of their own tax advisors. If you are a citizen or resident of another country, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in this other country apply to your specific situation.

Option Exchange

        You will be subject to tax as a result of the exchange of Eligible Options for a New Option because it will be considered a disposal of the Eligible Options. The taxable amount will be the value of the New Option less the amount you paid for the Eligible Options (which will be zero). The value of the New Option will be calculated in accordance with the Black-Scholes formula. Please consult your tax advisor to determine how this applies to your specific situation.

Grant of New Option

        You will not be subject to tax when the New Option is granted to you.

Exercise of New Option

        When you exercise your New Option, you may be subject to tax, depending on whether your New Option falls within Section 28 of the Tax Assessment Act. If your New Option will fall outside of the Section 28 tax rules, you will not be subject to tax upon exercise. If your New Option falls within Section 28, you will be subject to tax at the time you exercise your New Option. Please consult your tax advisor to determine whether you will be subject to tax at the time of exercise.

        In addition, however, pending tax legislation may affect the tax treatment of your New Option. If the legislation is enacted in its current form, you may be able to defer taxation until the sale of your shares provided certain conditions are met. You should consult with your tax advisor regarding these proposed changes and whether they will apply to your New Option.

Sale of Shares

        If you acquire shares at exercise, you will be subject to tax when you subsequently sell the shares. Please consult your tax advisor regarding the amount subject to tax. If you hold the shares for fewer than three years, your gain will be taxed as investment income. Losses may be deducted from gains on shares held for fewer than three years. If you hold the shares for three years or more, the gain is tax-free, provided the fair market value of your total portfolio of quoted shares for the three years preceding the sale has not exceeded a specified amount, which is set at DKK129,500 (or DKK258,900 for married couples) for 2003. If the threshold is exceeded, the entire gain is taxed as share income. Share income that does not exceed DKK41,100 per year (or DKK82,200 for married couples) for 2003 is taxed at a rate of 28%; share income exceeding the threshold is taxed at a rate of 43%. Losses may be deducted from gains on quoted shares held for three years or more.

Dividends

        If you receive dividends on account of your Adobe shares, you will be subject to income tax in Denmark and U.S. federal withholding tax at source. However, you may be entitled to a tax credit in Denmark for the U.S. tax withheld.

Withholding and Reporting

        Your employer is not required to withhold income tax or social insurance contributions as a result of the exchange transaction, grant of New Option, exercise or sale of shares. However, your employer is required to report the taxable amount at the time of the exchange, and possibly, the subsequent exercise of the New Option, to the Danish tax administration. It is your responsibility to report and pay any taxes (including social insurance contributions) resulting from the exchange transaction, grant of New Option, exercise, the sale of shares and the receipt of any dividends.

Exchange Control Information

        If you make or receive payments in excess of DKK250,000 (a per transaction limit), the transaction should be reported to the Danish National Bank. If you instruct a local bank to transfer an amount in excess of DKK250,000 to a foreign recipient, the local bank will request that you inform it of the reason for the transfer; it will then submit the relevant information to the Danish National Bank on your behalf. If you transfer in excess of DKK250,000 to a local bank (e.g., as a result of the sale of shares), the local bank similarly will request certain information regarding the transaction from you; it will then submit the relevant information to the Danish National Bank on your behalf. Therefore, in most circumstances, the local bank involved in the transaction will satisfy the reporting obligation.

        If you establish a "safety-deposit account" (i.e., an account holding shares) or a "deposit account" (i.e., an account holding cash) abroad, you must report the account to the Danish National Bank. The form that should be used in this respect can be obtained from your local bank. (Please note that these obligations are separate from and in addition to the obligations described below.)

Securities/Tax Information

        You may hold shares acquired through the exercise of the New Option in a safety-deposit account (i.e., an account holding shares) with either a Danish bank or with an approved foreign broker or bank. If the shares are held with a foreign broker or bank, you are required to inform the Danish Tax Administration about the safety-deposit account. For this purpose, you must file a Form V (Erklaering V) with the Danish Tax Administration. Both you and the broker or bank must sign the Form V. By signing the Form V, the broker or bank undertakes an obligation, without further request each year, to forward information to the Danish Tax Administration concerning the shares in the account. By signing the Form V, you authorize the Danish Tax Administration to examine the account. A sample of Form V can be found at the following website: www.erhverv.toldskat.dk/blanketter/49023.pdf.

        In addition, if you open a brokerage account (or a deposit account with a U.S. bank), the brokerage account (or bank account, as applicable) will be treated as a deposit account because cash can be held in the account. Therefore, you must also file a Form K (Erklaering K) with the Danish Tax Administration. Both you and the broker must sign the Form K. By signing the Form K, the broker undertakes an obligation, without further request each year, to forward information to the Danish Tax Administration concerning the content of the deposit account. By signing the Form K, you authorize the Danish Tax Administration to examine the account. A sample of Form K can be found at the following website: www.erhverv.toldskat.dk/blanketter/49021.pdf.

        If you use the same day sale method of exercise, you are not required to file a Form V because you will not hold any shares. However if you open a deposit account with a foreign broker or bank to hold the cash proceeds, you are required to file a Form K as described above.

Adobe Systems Incorporated
Offer to Exchange: A Guide to Issues in Finland

        The following is a general summary of the material tax consequences of the exchange of your Eligible Options and the grant of a New Option under the Offer for individuals subject to tax in Finland. This summary is general in nature and does not discuss all of the tax and legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. Please note that tax and other laws change frequently and sometimes on a retroactive basis. This information may be out of date, and thus not relevant, at the time you are granted your New Option. We advise all option holders considering exchanging their Eligible Options to seek the advice of their own tax advisors. If you are a citizen or resident of another country, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in this other country apply to your specific situation.

Option Exchange

        You will not be subject to tax as a result of the exchange of Eligible Options for a New Option.

Grant of New Option

        You will not be subject to tax when the New Option is granted to you.

Exercise of New Option

        When you exercise your New Option, you will likely be subject to income tax at the normal marginal rates on the difference between the fair market value of the shares on the date of exercise and the exercise price. In addition, you will be subject to social insurance contributions on the same amount.

Sale of Shares

        If you acquire shares upon exercise, you will be subject to capital gains tax when you subsequently sell the shares. The taxable amount will be the difference between the sale proceeds and the fair market value of the shares on the date of exercise. When determining the applicable capital gain, you may deduct from the sale proceeds either: (i) the acquisition cost of the asset and other costs in connection with the gain; or (ii) 20% of the sale proceeds (50% if the shares are held at least ten years). If the sale proceeds are less than the fair market value of the shares at exercise, you will be entitled to claim a capital loss for this difference.

Wealth Tax

        If your assets exceed €185,000, you will be subject to wealth tax in Finland. If you are subject to wealth tax, you are required to pay wealth tax on the taxable value of the shares and outstanding options held at the end of the year. The value of your New Option is calculated as the value of the underlying shares on the last day of the year minus the exercise price. This amount is multiplied by 70% to determine the amount includable in your wealth calculation.

Dividends

        If you receive dividends on account of your Adobe shares, you will be subject to income tax in Finland and U.S. federal withholding tax at source. However, you may be entitled to a tax credit in Finland for the U.S. tax withheld.

Withholding and Reporting

        Your employer is required to report and withhold income tax and social insurance contributions at exercise. You will be responsible for paying any difference between the actual tax liability and the amount withheld. In addition, on your annual tax return, you must report the exercise of the New Option, the receipt of any dividends (including the U.S. tax withheld) and the sale of shares.

Adobe Systems Incorporated
Offer to Exchange: A Guide to Issues in France

        The following is a general summary of the material tax consequences of the exchange of your Eligible Options and the grant of a New Option under the Offer for individuals subject to tax in France. This summary is general in nature and does not discuss all of the tax and legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. Please note that tax and other laws change frequently and sometimes on a retroactive basis. This information may be out of date, and thus not relevant, at the time you are granted your New Option. We advise all option holders considering exchanging their Eligible Options to seek the advice of their own tax advisors. If you are a citizen or resident of another country, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in this other country apply to your specific situation.

Option Exchange

        You will not be subject to tax as a result of the exchange of your Eligible Options for a New Option.

Grant of New Option

        You will not be subject to tax when the New Option is granted to you.

Exercise of New Option

        Because your New Option is intended to be a French-qualified option granted pursuant to a French Sub-Plan, defined below, you will not be subject to tax on the difference between the fair market value of the underlying shares at exercise and the exercise price (the "Spread") when you exercise your New Option.

        However, to the extent that the exercise price is less than 95% of the average trading price of the underlying shares for the 20 trading days prior to the grant date, this "excess discount" will be treated as an additional taxable salary at the time of exercise. This income will be taxed at the progressive rate up to 49.58%. This amount is also subject to social insurance contributions, to CSG at the rate of 7.5% and CRDS at the rate of 0.5%.

Sale of Shares

        If you sell the shares purchased upon exercise after the applicable holding period in effect under French law (currently set at four years) measured from the grant date and the Spread is less than or equal to €152,500, you will be taxed at the rate of 40% (30%, plus 10% additional contributions) on the Spread. If you sell the shares after the four-year holding period (or the minimum holding period required under French law, if different) but the Spread is more than €152,500, then the portion of the Spread up to €152,500 would be taxed at 40% and the portion of the Spread above €152,500 would be taxed at 50% (40%, plus 10% additional contributions).

        You may receive even more favorable tax treatment if you wait an additional two years after the exercise of your New Option to sell your shares (assuming the four-year or other minimum holding period is met). The additional two-year period does not begin until the minimum holding period is met. If you sell the shares two years after the exercise of the option and the four-year holding period is met and the Spread is less than or equal to €152,500, you will be taxed at the rate of 26% (16%, plus 10% additional contributions). If you sell the shares two years after the exercise of the option when the four-year (or other minimum) holding period is met but the Spread is more than €152,500, the portion of the Spread up to €152,500 is taxed at the rate of 26% and the portion of the Spread above €152,500 is taxed at the rate of 40%.

        If you sell the shares acquired upon exercise prior to the expiration of the holding period required for French-qualified options, the Spread will be taxed as salary income at your progressive tax rate up to 49.58%. In these circumstances, the income tax is computed on the amount of the Spread divided by the number of years elapsed since the New Option was granted. The resulting income tax is then multiplied by the same number of years. In addition, the Spread will be subject to social insurance.

        In any case, the difference between the sale proceeds and the fair market value of the shares at the time of exercise (i.e., any capital gains) is taxed at the rate of 26% (i.e., 16% plus 10% additional contributions).

        The tax due on the Spread and capital gains, if any, applies only when the aggregate gross proceeds from your sales of securities for the year concerned exceed a certain amount, which is set annually (€15,000 for 2003).

        If the sale proceeds are less than the fair market value of the shares on the date of exercise, you will realize a capital loss. This capital loss can be offset against the Spread and the excess against capital gain of the same nature realized during the same year or during the five following years. This capital loss cannot be offset against other kind of income.

Dividends

        If you receive dividends on account of your Adobe shares, you will be subject to tax in France and U.S. federal withholding tax at source. You may be entitled to a foreign tax credit against your French income tax for the U.S. federal income tax withheld.

Reporting

        Your employer must send to you, no later than 15 February of the year following the year of exercise of the New Option, an individual statement providing the following information:

  •
  its corporate purpose, the place of location of its principal establishment and, if different, the place of location of its registered office;

  •
  the Grant Date of the New Option and the date of exercise of the New Option;

  •
  the number of shares acquired upon exercise and the exercise price; and

  •
  the excess discount, if any, at the time of grant based on the restriction for French qualified options.

        At the same time, your employer must also send duplicates of the individual statements to the tax office ("Direction des Services Fiscaux") with which it files its tax return.

        To benefit from the favorable tax regime (i.e., the favorable income tax and social insurance treatment), you must attach the above individual statement to your annual French income tax return for the year in which the option was exercised (e.g., for the exercise of an option in 2006, you would have to attach the individual statement to the income tax return for the income earned in 2006, which you file with the French tax authorities in 2007).

        Upon the sale of the shares (and provided that the four-year holding period or minimum holding period is met), you will have to report both the Spread and the capital gain realized upon sale on your income tax return for the year in which the underlying shares were sold.

Exchange Control Information

        You may hold shares purchased under the New Option outside of France provided you declare all foreign accounts, whether open, current, or closed, in your income tax return. You must also declare to the customs and excise authorities any cash or securities you import or export without the use of a financial institution when the value of the cash or securities is equal to or exceeds €7,600.

Terms of New Grant

        It is intended that your New Option will be granted under a French Sub-Plan that has been adopted for the purposes of granting French-qualified options. In order for your New Option to be granted under the French Sub-Plan, certain requirements must be met. Whether or not your Eligible Options were French-qualified options, the mandatory four-year holding period (or other minimum holding period required under French law) for French-qualified options will start over upon the date of the New Option grant. In addition, the rules of the French Sub-Plan, including the following terms, will apply to your new grant:

  •
  Termination Due to Death: If you die holding outstanding options, the outstanding options will become immediately vested upon your death, and your heirs will have six months from the date of your death to exercise the outstanding options.

  •
  Holding Period: Your New Option will not qualify for the favorable tax treatment described above if the shares acquired under the New Option are sold prior to the fourth anniversary of the Grant Date, as required by Section 163 bis C of the French Tax Code (or the minimum holding period required under this law as subsequently amended).

  •
  Grant Date: Under French law, qualified options cannot be granted during specific closed periods. Your Grant Date may be different than your colleagues outside of France to comply with this requirement.

  •
  Exercise price: The exercise price of your New Option will be determined in accordance with the following rules. The exercise price will be the greater of (i) the fair market value of the underlying shares on the Grant Date, as determined under the 2003 Equity Incentive Plan; and (ii) 80% of the average quotation price of the shares during the 20 trading days preceding the Grant Date.

        Therefore, in order to qualify for favorable tax and social insurance treatment, the terms of your New Option will not be the same as the terms of the New Option granted to employees outside of France.

Adobe Systems Incorporated
Offer to Exchange: A Guide to Issues in Germany

        The following is a general summary of the material tax consequences of the exchange of your Eligible Options and the grant of a New Option under the Offer for individuals subject to tax in Germany. This summary is general in nature and does not discuss all of the tax and legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. Please note that tax and other laws change frequently and sometimes on a retroactive basis. This information may be out of date, and thus not relevant, at the time you are granted your New Option. We advise all option holders considering exchanging their Eligible Options to seek the advice of their own tax advisors. If you are a citizen or resident of another country, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in this other country apply to your specific situation.

Option Exchange

        It is unlikely that you will be subject to tax as a result of the exchange of your Eligible Options for the New Option.

Grant of New Option

        You will not be subject to tax when the New Option is granted to you.

Exercise of New Option

        When you exercise your New Option, you will be subject to ordinary income tax on the difference between the fair market value of the shares on the date of exercise and the exercise price. The spread also may be subject to social insurance contributions if and to the extent your income in the month during which you exercise your New Option is below the relevant social security contribution limits.

        Pursuant to Section 19a of the German Income Tax Act (Einkommensteuergesetz), you may be able to deduct €154 per calendar year from the taxable amount because this income results from the purchase of stock in your employer's parent company. You should consult with your tax advisor to determine if this deduction applies to your specific situation.

Sale of Shares

        Any additional gain from the subsequent sale of the shares is not taxable provided: (i) you have owned the shares for more than twelve months; (ii) you have not, within the last five years, held 1% or more of our stated capital; and (iii) the shares are not held as a business asset. Please note however that proposed legislation may require you to pay tax upon any gain realized from the sale of shares. If tax is due, it is payable on 50% of the gain as capital gain (less one-half of the sales related expenses).

Dividends

        If you receive dividends on account of your Adobe shares, you will be subject to tax in Germany on one-half of any dividends received and to U.S. federal withholding tax at source. You may be entitled to a foreign tax credit against your German income tax for the U.S. federal income tax withheld.

Withholding and Reporting

        Your employer is required to withhold and report income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) when you exercise your New Option. You will be responsible for paying any difference between the actual tax liability and the amount withheld. There is no withholding required at the time you sell the shares you receive upon exercise of your New Option.

Exchange Control

        Cross-border payments in excess of €12,500 must be reported monthly. If you use a German bank to carry out the cross-border payment in excess of €12,500 in connection with the purchase or sale of Adobe shares, the bank will make the report. In addition, you must report any receivables or payables or debts in foreign currency exceeding an amount of €5,000,000 on a monthly basis. Finally, you must report your holding annually in the unlikely event that you hold shares representing 10% or more of the total or voting capital of Adobe.

Adobe Systems Incorporated
Offer to Exchange: A Guide to Issues in Hong Kong

        The following is a general summary of the material tax consequences of the exchange of your Eligible Options and the grant of a New Option under the Offer for individuals subject to tax in Hong Kong. This summary is general in nature and does not discuss all of the tax and legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. Please note that tax and other laws change frequently and sometimes on a retroactive basis. This information may be out of date, and thus not relevant, at the time you are granted your New Option. We advise all option holders considering exchanging their Eligible Options to seek the advice of their own tax advisors. If you are a citizen or resident of another country, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in this other country apply to your specific situation.

Option Exchange

        It is unlikely that you will be subject to tax as a result of the exchange of an Eligible Option for a New Option.

Grant of New Option

        You will not be subject to tax when the New Option is granted to you.

Exercise of New Option

        When you exercise the New Option, you will be subject to tax on the difference between the fair market value of the shares on the date of exercise and the exercise price.

Sale of Shares

        If you acquire shares upon exercise, you will not be subject to tax when you subsequently sell the shares.

Dividends

        If you receive dividends on account of your Adobe shares, you will not be subject to tax in Hong Kong. You will, however, be subject to U.S. federal withholding tax at source.

Withholding and Reporting

        No tax withholding will occur at the time of the grant, the exercise of your option or the subsequent sale of shares. Your employer will report the grant of the New Options to the Hong Kong Inland Revenue Department. Your employer will also report your taxable benefits resulting from the exercise of your option in the course of its normal return of compensation paid to you. It is your responsibility to report and pay any income taxes resulting from the exercise of your New Option.

Securities Information

        This offer to exchange Eligible Options is not a public offer and is available only to the employees of Adobe or its affiliates holding Eligible Options.

Adobe Systems Incorporated
Offer to Exchange: A Guide to Issues in India

        The following is a general summary of the material tax consequences of the exchange of your Eligible Options and the grant of a New Option under the Offer for individuals subject to tax in India. This summary is general in nature and does not discuss all of the tax and legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. Please note that tax and other laws change frequently and sometimes on a retroactive basis. This information may be out of date, and thus not relevant, at the time you are granted your New Option. We advise all option holders considering exchanging their Eligible Options to seek the advice of their own tax advisors. If you are a citizen or resident of another country, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in this other country apply to your specific situation.

Option Exchange

        It is unlikely that you will be subject to tax as a result of the exchange of Eligible Options for a New Option.

Grant of New Option

        You will not be subject to tax when the New Option is granted to you.

Exercise of New Option and Sale of Shares

        Due to legal restrictions in India, you must use the same day sale method of exercise, whereby all the shares you exercise are immediately sold and the proceeds less the exercise price, applicable taxes and brokerage fees, if any, are remitted to you in cash. The difference between the sale proceeds and the exercise price will be taxed as salary income. You will not be subject to social insurance contributions on this amount.

Withholding and Reporting

        Unless your New Option is subject to tax treatment under specific Indian tax legislation, your employer is required to withhold and report income tax when you exercise your New Option. If your actual tax liability differs from the amount withheld, it is your responsibility to pay the additional tax.

Legal Restrictions on the New Option

        Due to exchange control requirements in India, you must use the same day sale method of exercise. Therefore, you will not be entitled to hold shares acquired upon exercise of your New Option.

Adobe Systems Incorporated
Offer to Exchange: A Guide to Issues in Ireland

        The following is a general summary of the material tax consequences of the exchange of your Eligible Options and the grant of a New Option under the Offer for individuals subject to tax in Ireland. This summary is general in nature and does not discuss all of the tax and legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. Please note that tax and other laws change frequently and sometimes on a retroactive basis. This information may be out of date, and thus not relevant, at the time you are granted your New Option. We advise all option holders considering exchanging their Eligible Options to seek the advice of their own tax advisors. If you are a citizen or resident of another country, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in this other country apply to your specific situation.

Option Exchange

        It is unlikely that you will be subject to tax as a result of the exchange of Eligible Options for a New Option.

Grant of New Option

        You will not be subject to tax when the New Option is granted to you.

Exercise of New Option

        When you exercise your New Option, you will be subject to income tax on the difference between the market value of the shares on the date of exercise and the exercise price. When you exercise your New Option, you will be subject to income tax at the higher rate of income tax in force for the tax year in which the New Option is exercised (42% for 2003) within 30 days of the option being exercised accompanied by a prescribed tax return. To the extent you normally would be liable for income tax at the standard rate of tax only, you may apply to be taxed at that rate.

        No social insurance contributions will be due on the income at exercise.

Sale of Shares

        If you acquire shares upon exercise of the New Option, you will be subject to capital gains tax when you subsequently sell your shares. The taxable amount will be calculated by taking the exercise price plus the amount subject to income tax at exercise (if any) plus expenses incidental to sale (e.g., brokerage fees) and subtracting that amount from the sale proceeds to calculate the taxable amount. This amount is subject to capital gains tax to the extent it exceeds your annual exemption.

Dividends

        If you receive dividends on account of your Adobe shares, you will be subject to income tax in Ireland and U.S. federal withholding tax at source. However, you may be entitled to a tax credit in Ireland for the U.S. tax withheld.

Withholding and Reporting

        Your employer is not required to withhold income tax. However, your employer will report the details of your New Options to the Revenue Commissioners at the date it is granted and when it is exercised. You must report and pay any taxes due as a result of the exercise of the New Option, sale of shares and the receipt of any dividends.

Securities Information

        The New Options will be granted to you in a private transaction and the shares which may be purchased on exercise are also offered in a private transaction. This is not an offer to the public.

Adobe Systems Incorporated
Offer to Exchange: A Guide to Issues in Italy

        The following is a general summary of the material tax consequences of the exchange of your Eligible Options and the grant of a New Option under the Offer for individuals subject to tax in Italy. This summary is general in nature and does not discuss all of the tax and legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. Please note that tax and other laws change frequently and sometimes on a retroactive basis. This information may be out of date, and thus not relevant, at the time you are granted your New Option. We advise all option holders considering exchanging their Eligible Options to seek the advice of their own tax advisors. If you are a citizen or resident of another country, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in this other country apply to your specific situation.

Option Exchange

        You will not be subject to tax as a result of the exchange of Eligible Options for a New Option.

Grant of New Option

        You will not be subject to tax when the New Option is granted to you.

Exercise of New Option

        You will not be subject to tax when you exercise your New Option because the exercise price will be the higher of: (i) the fair market value of the underlying shares at the time of the grant of the New Option as defined by the stock option plan and related agreements; and (ii) the Italian Fair Market Value (i.e., the average of the official prices of the underlying shares over the month preceding the date of grant of the New Option) at the time of the grant of the New Option.

Sale of Shares

        If you acquire shares at exercise, you will be subject to capital gains tax when you subsequently sell the shares. The taxable amount will likely be the difference between the sale proceeds and the exercise price. Capital gains are currently taxed at a flat rate of 12.5%.

        You may also elect to be taxed under one of two alternative tax regimes. To be eligible for either of these methods, you must transfer your stock certificates to the custody of a broker authorized by the Italian Ministry of Finance.

  Administered Savings Method

        Under the administered savings method, you deposit shares with an authorized broker, but you retain the right to make investment decisions. Under this method, a 12.5% flat withholding tax is levied on the capital gains for each transaction. Your broker pays the tax from the sale proceeds at the time of the sale of the shares, so that capital gain is not included on your annual tax return. The advantage of this tax regime is that it preserves the anonymity of the owner of the shares. The tax effect, however, is the same as described above in the Sale of Shares.

  Managed Savings Method

        Under the managed savings method, you deposit shares with an authorized broker and leave the administration and investment decisions to the broker. In this case, the 12.5% flat withholding tax is levied not on the capital gain actually realized through the sale of the shares but on the net result of your entire investment portfolio with the broker, i.e., the difference between the value of your portfolio at the end of the year and the value of the portfolio at the beginning of the year, subject to some adjustment. Once again, the broker pays the tax at the end of the year from your account and the gain is not included on your individual tax return. The advantage of this method is that it preserves the anonymity of the owner of the shares. The disadvantage is that your taxable amount is not equal to capital gains actually realized through the sale of the shares, but rather is based on the increased value of the shares held in your portfolio.

Dividends

        If you receive dividends on account of your Adobe shares, you will be subject to income tax in Italy and U.S. federal withholding tax at source. However, you may be entitled to a tax credit in Italy for the U.S. tax withheld.

Withholding and Reporting

        Your employer is not required to withhold income tax or social insurance contributions as a result of the option exchange, grant or exercise of a New Option or sale of shares. It is your responsibility to report and pay all applicable taxes.

Exchange Control Information

        Exchange control reporting is required if you transfer cash or shares to or from Italy in excess of €12,500 or the equivalent amount in U.S. dollars. You may be exempt from this formality if the payments are made through an authorized broker resident in Italy, as that entity would comply with the reporting obligation. In addition, exchange control reporting is required if you hold foreign investments outside of Italy (including Adobe) in excess of €12,500 or the equivalent amount in U.S. dollars. If reporting is required, it must be done on your individual tax return.

Terms of the New Option

        The exercise price for the New Option will be determined in compliance with the rules for obtaining favorable tax treatment in Italy. Specifically, the new exercise price will be the higher of: (i) the fair market value of the underlying shares at the time of the grant of the New Option as defined by the stock option plan; and (ii) the Italian Fair Market Value (i.e., the average of the official prices of the underlying shares over the month preceding the date of grant of the New Option) at the time of the grant of the New Option. Because the exercise price will be determined under this formula, the exercise price for the New Option may be higher for employees in Italy than for other employees.

Adobe Systems Incorporated
Offer to Exchange: A Guide to Issues in Japan

        The following is a general summary of the material tax consequences of the exchange of your Eligible Options and the grant of a New Option under the Offer for individuals subject to tax in Japan. This summary is general in nature and does not discuss all of the tax and legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. Please note that tax and other laws change frequently and sometimes on a retroactive basis. This information may be out of date, and thus not relevant, at the time you are granted your New Option. We advise all option holders considering exchanging their Eligible Options to seek the advice of their own tax advisors.

        If you are a citizen or resident of another country, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in this other country apply to your specific situation.

Option Exchange

        It is likely that you are not required to pay any tax or social security contributions nor is your employer required to withhold income tax or social security contributions resulting from cancellation of the Eligible Options and grant of New Options in the Offer to Exchange.

Exercise of Option

        You will be subject to income tax as a result of exercising a New Option. You will be subject to income tax calculated based on the difference between the exercise price and the fair market value of the shares when they are issued to you as a result of the exercise of the New Option. These amounts will likely be treated as remuneration income, but there is a lower court case in which a taxpayer has successfully argued that such amounts shall be treated as occasional income, which is generally subject to more favorable tax treatment. Please consult your tax advisor for further information.

Sale of Shares

        You will be subject to tax when you subsequently sell the shares acquired by exercising a New Option. The taxable amount will be the difference between the taxable value of the shares on the date of issuance and the sale price.

Dividends

        If you receive dividends on account of your Adobe shares, and if the dividends are received through a payment handling agent (such as a securities house) in Japan, they are subject to Japanese withholding tax in addition to any withholding tax which may be levied in the U.S. The rate of such Japanese withholding tax is 20% in principle, but is temporarily reduced to 10% until March 31, 2008 as long as the shares are listed on the Nasdaq Stock Market. If dividends on the shares are subject to the Japanese withholding tax described above and the shares are listed on the Nasdaq Stock Market, you do not have to include those dividends in the taxable income to be reported in your tax return. However, if dividends on the shares are not subject to the Japanese withholding tax described above and no exemption from filing tax returns applies to you, you have to include the dividends in the taxable income to be reported in your tax return, which is taxed at progressive rates up to 50%.

Withholding and Reporting

        Your employer is likely not required to withhold income tax or social security contributions when the shares are issued to you. It is your responsibility to report and pay any taxes resulting from your participation in the Offer to Exchange.

Adobe Systems Incorporated
Offer to Exchange: A Guide to Issues in Korea

        The following is a general summary of the material tax consequences of the exchange of your Eligible Options and the grant of a New Option under the Offer for individuals subject to tax in Korea. This summary is general in nature and does not discuss all of the tax and legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. Please note that tax and other laws change frequently and sometimes on a retroactive basis. This information may be out of date, and thus not relevant, at the time you are granted your New Option. We advise all option holders considering exchanging their Eligible Options to seek the advice of their own tax advisors. If you are a citizen or resident of another country, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in this other country apply to your specific situation.

Option Exchange

        You will not be subject to tax as a result of the exchange of an Eligible Option for a New Option.

Grant of New Option

        You will not be subject to tax when the New Option is granted to you.

Exercise of New Option

        When you exercise the New Option, you will be subject to tax and social insurance on the difference between the fair market value of the shares on the date of exercise and the exercise price.

Sale of Shares

        If you acquire shares upon exercise of your New Option, you will be subject to capital gains tax when you subsequently sell the shares on the difference between the sale price and the fair market value on the date of exercise. Any gain you realize per asset type that exceeds the exempt amount, which is currently KRW2,500,000, will be subject to capital gains tax. The taxable gain will be the difference between the sale proceeds and the fair market value of the shares on the date of exercise, unless the taxable gain in that year is less than KRW2,500,000 per asset type.

        The securities transaction tax will not apply to the disposition of shares acquired pursuant to exercise of your options.

Dividends

        If you receive dividends on account of your Adobe shares, you will be subject to tax in Korea and U.S. federal withholding tax at source. You may be entitled to a foreign tax credit against your Korean income tax for the U.S. federal income tax withheld.

Withholding and Reporting

        Your employer will not withhold income tax and social insurance contributions when you exercise the new options. It is your responsibility to file a personal tax return and to report and pay any income tax due upon exercise and the sale of the shares.

Exchange Control Information

        When you exercise your option, your remittance of funds must be "confirmed" by a foreign exchange bank in Korea. This is an automatic procedure that does not require approval of the remittance from the bank. You must submit the following documents to the bank with a confirmation application available from the bank: (i) the notice of grant; (ii) the plan document; (iii) the stock option agreement indicating the type of shares to be acquired and the amount of shares; and (iv) a certificate of employment from your local employer.

        Exchange control laws also require Korean residents who realize US$100,000 or more from the sale of shares to repatriate the proceeds back to Korea within six months of the sale.

Adobe Systems Incorporated
Offer to Exchange: A Guide to Issues in The Netherlands

        The following is a general summary of the material tax consequences of the exchange of your Eligible Options and the grant of a New Option under the Offer for individuals subject to tax in the Netherlands. This summary is general in nature and does not discuss all of the tax and legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. Please note that tax and other laws change frequently and sometimes on a retroactive basis. This information may be out of date, and thus not relevant, at the time you are granted your New Option. We advise all option holders considering exchanging their Eligible Options to seek the advice of their own tax advisors. If you are a citizen or resident of another country, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in this other country apply to your specific situation.

Option Exchange

        If your Eligible Options were taxed at the time such options became unconditionally exercisable (i.e., generally at vesting) and the exchange occurs after three years from the date of acceptance of the Eligible Options, you will not be subject to tax as a result of the exchange of Eligible Options for the grant of a New Option. If your Eligible Options were taxed at the time such options became unconditionally exercisable (i.e., generally at vesting) and the exchange occurs within three years from the date of acceptance, you may be subject to tax as a result of the exchange of Eligible Options for the grant of a New Option.

        If taxation on your Eligible Options was deferred to the time of exercise because you and your employer submitted a form of election to defer taxation to the Dutch tax authorities or because you agreed to restrict your exercise to a same day sale method of exercise (i.e., you authorize the stockbroker to sell all the shares that you exercise and remit to you in cash the sale proceeds less the exercise price for the shares, brokers' fees and any applicable taxes), then you may be subject to tax as a result of the exchange of Eligible Options for the grant of a New Option, to the extent the exchange is deemed a fictitious exercise.

        Your employer must withhold wage tax and social insurance contributions (if any) with respect to any taxation of your New Option. The withholding obligation will arise at the taxable moment as described above. Your employer will include the amount taxable to you in its periodic wage tax return and will provide the details of the taxation in your periodic salary slip.

Grant of New Option

        You will not be subject to tax when the New Option is granted to you.

Exercise of New Option and Sale of Shares

        In order to defer the taxation of your New Option until the time of exercise, your New Option will be restricted to the same day sale method of exercise and you will not be entitled to hold shares upon the exercise of your New Option. You will be subject to income tax on the difference between the fair market value of the shares on the date of exercise and the exercise price. In addition, this gain is subject to social insurance contributions (contributions for both national insurance and employees' social insurance) if you have not already exceeded your applicable wage ceiling.

        No credit will be given for any taxes previously paid with respect to the Eligible Options.

Investment Tax

        You are subject to an investment yield tax of 1.2% (Box III income) based on the average of the value of all assets (including the proceeds from the sale of Adobe shares) that you own at the end of the year. An exemption is available on the first €18,800 (2003) of the average value of the assets held during the relevant calendar year.

Withholding and Reporting

        Your employer is required to withhold and report income tax and social insurance contributions (unless the applicable wage ceiling has been met) due at the time of exercise, as applicable. If your actual tax liability differs from the amount withheld, it is your responsibility to pay the additional tax. It is also your responsibility to pay any investment tax due or any tax due upon the sale of the shares.

Exchange Control Information

        Statistical reporting of payments of €50,000 or more to or from a foreign country must be reported to the Nederlandsche Bank. If a Dutch bank is involved in sending or receiving the payment, the bank will report the transaction.

Adobe Systems Incorporated
Offer to Exchange: A Guide to Issues in Norway

        The following is a general summary of the material tax consequences of the exchange of your Eligible Options and the grant of a New Option under the Offer for individuals subject to tax in Norway. This summary is general in nature and does not discuss all of the tax and legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. Please note that tax and other laws change frequently and sometimes on a retroactive basis. This information may be out of date, and thus not relevant, at the time you are granted your New Option. We advise all option holders considering exchanging their Eligible Options to seek the advice of their own tax advisors. If you are a citizen or resident of another country, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in this other country apply to your specific situation.

Option Exchange

        We believe that it is unlikely that you will be subject to tax as a result of the exchange of Eligible Options for a New Option.

Grant of New Option

        You will not be subject to tax when the New Option is granted to you.

Exercise of New Option

        When you exercise your New Option, you will be subject to tax on the difference between the fair market value of the shares on the date of exercise and the exercise price. This gain will be taxed as employment income. The gain is also subject to social insurance contributions. You may be able to exclude 20% of the fair market value of the shares on the date of exercise from your taxable income provided certain conditions are met. The excluded amount may not exceed NOK 1,500 per income tax year. Please consult with your tax advisor to determine if the exclusion applies to you.

        Instead of claiming the taxable amount due on the spread in the year of exercise, you may allocate the taxable amount over the period between the Grant Date of the New Option and the exercise date. Claiming a portion of your taxable income over this period may result in reducing your taxes because the taxable income is subject to progressive tax rates and social security tax rates.

Sale of Shares

        You will be subject to tax when you subsequently sell the shares. The taxable amount will be the difference between the fair market value of the shares on the date of exercise and the sale price. This gain will be taxed as capital gain at the general tax rate of 28%. Any loss generated by a sale of such shares will be deductible for tax purposes.

Wealth Tax

        Any shares that you hold at the end of the year will be subject to Norwegian wealth tax at a rate up to 1.1% based on the market value of the shares at that time. It is uncertain if the New Option will be subject to wealth tax. You should consult with your tax advisor to determine if your new option is subject to wealth tax.

Withholding and Reporting

        Under current laws, withholding and reporting by your employer for income tax and social insurance are required when you exercise your New Option. You will be responsible for paying any difference between the actual tax liability and the amount withheld. Your employer will also report the exercise of options to the Norwegian tax authorities. Please note that you should also report income from the New Option in your annual tax return.

Adobe Systems Incorporated
Offer to Exchange: A Guide to Issues in Singapore

        The following is a general summary of the material tax consequences of the exchange of your Eligible Options and the grant of a New Option under the Offer for individuals subject to tax in Singapore. This summary is general in nature and does not discuss all of the tax and legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. Please note that tax and other laws change frequently and sometimes on a retroactive basis. This information may be out of date, and thus not relevant, at the time you are granted your New Option. We advise all option holders considering exchanging their Eligible Options to seek the advice of their own tax advisors. If you are a citizen or resident of another country, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in this other country apply to your specific situation.

Option Exchange

        You may be subject to tax as a result of the exchange of an Eligible Option for a New Option as Inland Revenue (the "IRAS") may view the exchange as a taxable release. In practice, the IRAS is likely to disregard the "release" of the options and simply tax the New Options when you exercise them. However, this result is not certain and you should consult with your tax advisor.

Grant of New Option

        You will not be subject to tax when the New Option is granted to you.

Exercise of New Option

        Assuming you are not taxed as a result of the exchange of an Eligible Option for a New Option, when you exercise the New Option, you will be subject to tax on the difference between the fair market value of the shares on the date of exercise and the exercise price (the spread) unless you are eligible for an exemption or deferral described below. Please consult your tax advisor to determine if an exemption or deferral applies to you.

Company Employee Equity-Based Remuneration Scheme ("CEEBR Scheme")(1)

        You may be able to claim a tax exemption on the first S$2,000 of the spread per year and 25% of the remaining spread per year subject to a total exemption of S$1 million over a 10-year period beginning in the year you first take advantage of the exemption for the New Option or other options. To take advantage of this tax exemption, the vesting provisions of your New Option must be as follows:

            (i)  where the exercise price is equal to at least the fair market value of the underlying shares on the Grant Date, the New Option may not be exercised within one year of the grant of the New Option; and

           (ii)  where the exercise price is less than the fair market value of the underlying shares on the Grant Date (i.e., discounted option), the option may not be exercised within two years of the grant of the New Option.

        In addition, the CEEBR Scheme must be offered to at least 50% of the Singapore company's employees.

        You should consult your tax advisor to determine if you qualify for this exemption in whole or in part (i.e., the portion, if any, of the new option vesting one year or more after the Grant Date).

(1)
Formerly called the "Company Stock Option Scheme."

Qualified Employee Equity-Based Remuneration ("QEEBR Scheme")(2)

        You may also be able, in certain circumstances, to defer the tax due at exercise under the QEEBR Scheme on the portion of the spread, if any, that was not exempt from tax under the CEEBR Scheme. To take advantage of the QEEBR, the vesting provision of your New Option grant must meet the requirements stated above for the CEEBR Scheme. You should consult with a tax advisor to determine if you qualify for this deferral. If you think that you qualify, you should apply to the IRAS for the deferral. If you qualify for deferral under the QEEBR Scheme, you will accrue interest on the deferred tax as explained below.

        To qualify for tax deferral under the QEEBR Scheme, you must satisfy the following conditions:

            (i)  you are employed in Singapore at the time the New Option is exercised;

           (ii)  the New Option was granted to you by the company for whom you are working at the time of exercise of the New Option or an associated company of that company;

          (iii)  the tax payable on the QEEBR gains is not borne by your employer; and

          (iv)  the minimum vesting periods that are applicable to CEEBR Schemes (discussed above) must be met.

        You will not qualify for the QEEBR Scheme if:

            (i)  you are an undischarged bankrupt;

           (ii)  IRAS records show that you are a delinquent taxpayer; or

          (iii)  the tax deferred under the QEEBR Scheme is less than S$200.

        You should consult your tax advisor to determine if you qualify for the QEEBR Scheme in whole or in part (i.e., the portion, if any, of the new option vesting one year or more after the Grant Date).

        If you are a qualifying employee, you may apply to the IRAS for tax deferral at the time of filing your income tax return for the Year of Assessment ("YOA") (i.e., the year in which option is exercised and the spread would be subject to tax unless deferred). You must submit to the IRAS the Application Form for Deferment of Tax on Gains from the QEEBR, together with your employer's certification on the Application Form that the QEEBR is properly qualified and your tax returns.

        The maximum deferral period is five years starting from 1 January after the YOA. Subject to the maximum of five years, an employee can choose to defer the payment of the tax on the QEEBR gains for any period of time.

        The interest charge on the deferred tax will commence one month after the date of assessment (i.e., the date you exercise the option). The interest rate chargeable will be pegged to the average prime rate of the Big Three Banks offered on 15 April of each year and interest will be computed annually based on said rate using the simple interest method. The tax deferred and the corresponding amount of interest would be due on the expiration of the deferral period. You may settle the deferred tax earlier in one lump sum.

        Tax payment deferral will cease and payment of the tax plus the corresponding interest will become due immediately:

            (i)  in the case of a foreign employee (including a Singapore PR), when you

            (a)   terminate your employment in Singapore and leave Singapore;

            (b)   are posted overseas; or

            (c)   leave Singapore for any period exceeding three months;

    (ii)
    when you become bankrupt; and

    (iii)
    when you die (the deferred tax would be recovered from your estate).

(2)
Formerly called the "Qualified Employee Stock Option Plan Scheme."

Sale of Shares

        If you acquire shares upon exercise of your New Option, you will not be subject to tax on gain when you sell the shares, provided you are not in the business of buying and selling securities.

Dividends

        If you receive dividends on account of your Adobe shares, you will be subject to tax in Singapore on any dividends received into Singapore and also to U.S. federal withholding tax at source. You may be entitled to a foreign tax credit against your Singapore income tax for the U.S. federal income tax withheld.

Withholding and Reporting

        Your employer is not required to withhold income tax or Central Provident Fund Contributions with respect to the exchange, grant or exercise of your New Option or upon the sale of shares. However, if you are not a Singapore citizen or Singapore permanent resident and you are about to cease employment or leave Singapore, special rules will apply to you. Please consult with your tax advisor.

        Your employer will report the exercise of your options on your Form IR8A outlining all salary and benefits paid to you during the year. This will include the value of the shares which you acquire pursuant to exercise. Your employer will give your Form IR8A to you and it is your responsibility to file your income tax return and pay all applicable taxes. You will be responsible for paying any tax liability upon exercise or upon the end of the deferral period, if applicable. It is also your responsibility to pay any tax liability on dividends received into Singapore.

Adobe Systems Incorporated
Offer to Exchange: A Guide to Issues in Spain

        The following is a general summary of the material tax consequences of the exchange of your Eligible Options and the grant of a New Option under the Offer for individuals subject to tax in Spain. This summary is general in nature and does not discuss all of the tax and legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. Please note that tax and other laws change frequently and sometimes on a retroactive basis. This information may be out of date, and thus not relevant, at the time you are granted your New Option. We advise all option holders considering exchanging their Eligible Options to seek the advice of their own tax advisors. If you are a citizen or resident of another country, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in this other country apply to your specific situation.

Option Exchange

        It is unlikely that you will be subject to tax as a result of the exchange of Eligible Options for a New Option.

Grant of New Option

        You will not be subject to tax when the New Option is granted to you.

Exercise of New Option

        When you exercise your New Option, you will be subject to tax on the difference between the fair market value of the shares on the date of exercise and the exercise price. This gain will likely be considered compensation in-kind subject to payment on account, particularly if you hold shares acquired from the exercise.

        Exemption.    Notwithstanding the above, the first €12,000 of the spread at exercise in a 12-month period will not be taxable provided the following conditions are met: (i) the transferred shares are stock of your employer or another company of the group; (ii) the Offer must be carried out following the general compensation policy of the company and it contributes to the participation of the employees in the company; (iii) you hold the shares acquired at exercise for at least three years after exercise; and (iv) you or your close relatives do not own more than 5% of Adobe's capital. If you dispose of your shares prior to the expiration of the three-year period, the spread at exercise will be taxable to you. In the event of a sale within three years, it will be your responsibility to file a supplemental tax return for the tax year in which the New Option was exercised.

        Social insurance contributions will be due on the taxable amount for which the exemption above does not apply, unless the applicable wage ceiling has already been met.

Sale of Shares

        If you acquire shares at exercise of your New Option, you will be subject to tax when you subsequently sell the shares. The taxable amount will be the difference between the sale proceeds and the fair market value of the underlying shares at exercise. If you hold the shares for one year or less, the gain is taxed at your corresponding progressive income tax rate. If you hold the shares for more than one year, the gain will be taxed at a flat 15% rate.

Dividends

        If you receive dividends on account of your Adobe shares, you will be subject to income tax in Spain and U.S. federal withholding tax at source. However, you may be entitled to a tax credit in Spain for the U.S. tax withheld.

Withholding and Reporting

        The taxable spread at exercise likely will be considered compensation in-kind and, therefore, subject to payment on account. If your New Option is subject to a payment on account obligation, such obligation may be charged to you and withheld from either the proceeds from the sale of shares or your salary. You will be entitled to obtain a tax credit from your income tax obligation. In addition, your employer will withhold social insurance contributions, if applicable. It is your responsibility to report and pay any taxes due as a result of the sale of the shares and the receipt of any dividends.

Securities Information

        This Offer is considered a private placement outside of the scope of Spanish law on public offerings and issuances.

Exchange Control Information

        It is your responsibility to comply with exchange control regulations in Spain. The purchase of Adobe shares must be declared by the purchaser for statistical purposes to the Spanish Dirección General de Comercio e Inversiones of the Ministry of Economy (the "DGCI"). If you purchase shares through the use of a Spanish financial institution, that institution will automatically make the declaration to the DGCI for you. Otherwise, you make the declaration by filing the appropriate form with the DGCI.

        When receiving foreign currency payments derived from the ownership of Adobe shares (i.e., dividends, proceeds from the sale of shares), you must inform the financial institution receiving the payment the basis upon which such payment is made. You will need to provide the institution with the following information: (i) your name, address, and fiscal identification number; (ii) the name and corporate domicile of Adobe; (iii) the amount of the payment; (iv) the currency used; (v) the country of origin; (vi) the reason for the payment; and (vii) any additional information that may be required.

        If you wish to import the ownership title of the Adobe shares (i.e., share certificates) into Spain, you must declare the importation of such securities to the DGCI.

Adobe Systems Incorporated
Offer to Exchange: A Guide to Issues in Sweden

        The following is a general summary of the material tax consequences of the exchange of your Eligible Options and the grant of a New Option under the Offer for individuals subject to tax in Sweden. This summary is general in nature and does not discuss all of the tax and legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. Please note that tax and other laws change frequently and sometimes on a retroactive basis. This information may be out of date, and thus not relevant, at the time you are granted your New Option. We advise all option holders considering exchanging their Eligible Options to seek the advice of their own tax advisors. If you are a citizen or resident of another country, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in this other country apply to your specific situation.

Option Exchange

        You will not be subject to tax as a result of the exchange of an Eligible Option for a New Option.

Grant of New Option

        You will not be subject to tax when the New Option is granted to you.

Exercise of New Option

        When you exercise the New Option of your New Option, you will be subject to tax and social insurance contributions on the difference between the fair market value of the shares on the date of exercise and the exercise price. It is your employer's responsibility to pay the social insurance due.

Sale of Shares

        If you acquire shares upon exercise, you will be subject to tax at a flat 30% rate (2003) when you subsequently sell the shares. The taxable amount is calculated as the difference between the sale proceeds and the fair market value of the shares at exercise. If the sale results in a capital loss, the loss will be deductible against certain types of capital gain during the same year.

Dividends

        If you receive dividends on account of your Adobe shares, you will be subject to tax in Sweden and to U.S. federal withholding tax at source.

Withholding and Reporting

        Your employer is required to withhold and report for income tax and social insurance contributions when you exercise your New Option. You will be responsible for reporting to your employer that you have exercised your New Option and the taxable amount. You must make this report no later than the month after the exercise. You must also report the taxable amount on your annual statement of earnings for that year. It is your responsibility to pay any tax due as the result of the sale of the shares.

Exchange Control Information

        Any payments to or from a foreign country exceeding SEK100,000 must be reported to the Swedish Central Bank (Sw. Riksbanken). Further, the party arranging the transfer of payment is obliged to issue a statement of the payment to the tax authority. In addition, certain financial institutions are obliged to perform an identity control procedure for transactions exceeding SEK110,000.

Adobe Systems Incorporated
Offer to Exchange: A Guide to Issues in Switzerland

        The following is a general summary of the material tax consequences of the exchange of your Eligible Options and the grant of a New Option under the Offer for individuals subject to tax in Switzerland. This summary is general in nature and does not discuss all of the tax and legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. Please note that tax and other laws change frequently and sometimes on a retroactive basis. This information may be out of date, and thus not relevant, at the time you are granted your New Option. We advise all option holders considering exchanging their Eligible Options to seek the advice of their own tax advisors. If you are a citizen or resident of another country, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in this other country apply to your specific situation

Option Exchange

        You will likely not be subject to tax as a result of the exchange of Eligible Options for a New Option because the New Option will be subject to a mandatory same day sale method of exercise. However, any tax which you paid or are required to pay upon the grant of the relevant Eligible Options cannot be offset against any tax that will be payable in connection with the New Option nor can you obtain a tax deduction on account of any tax paid or payable upon the grant of the Eligible Options. Because the tax treatment of the Offer to Exchange is not certain, you should consult with your tax advisor before deciding whether to participate in the Offer.

Grant of New Option

        New tax provisions regarding stock options have been proposed in Switzerland. If passed, these new provisions may change the tax consequences of the New Option. Although the law is at present unsettled, we believe that you will not likely be subject to income tax or social insurance contributions when the New Option is granted to you because the New Option will be subject to a mandatory same day sale method of exercise.

Exercise of New Option and Sale of Shares

        In order to attempt to defer the taxation of your New Option until the time of exercise, you will not be entitled to hold shares upon the exercise of your New Option. Instead, you must use the same day sale method of exercise whereby all of the shares that you are entitled to receive at exercise are immediately sold and the proceeds less the exercise price, applicable taxes and brokerage fees, if any, are remitted to you in cash. If imposing the same day sale method of exercise is successful in deferring the taxation of the New Option until the time of exercise, you will be subject to income tax and social insurance contributions on the difference between the fair market value of the shares on the date of exercise and the exercise price.

Wealth Tax

        Cash received upon the exercise of the New Option will become part of your net wealth and may be subject to wealth tax which is levied at the cantonal level. In addition, the New Option granted to you may also be subject to wealth tax. The specific rates for wealth tax vary depending upon a number of factors, including the particular canton and the net wealth of the individual.

Withholding and Reporting

        If you are a Swiss national or a foreign employee holding a "C" residence permit, your employer will not withhold income tax at the time of grant, vesting, exercise or the subsequent sale of shares. Your employer will include your taxable income (on grant, vesting or exercise, but not sale) on your annual "certificate of salary" which will be issued to you at the end of or shortly after the end of the calendar year of the taxable event. It is your responsibility to attach the "certificate of salary" to your tax return and pay any taxes resulting from the exercise of your New Option. Your employer will withhold social insurance contributions.

        If you are a foreign employee holding a "B" permit, or if you are for any other reason an employee subject to income taxation at source, your employer will withhold and report income tax and social insurance contributions. Depending on the amount of your annual income in Switzerland, you may be required to file a tax return and to pay additional taxes (or to receive a refund) when the Tax Administration computes your exact amount of taxes based on your tax return.

Terms of New Option

        The New Option will require a same day sale method of exercise.

Adobe Systems Incorporated
Offer to Exchange: A Guide to Issues in Taiwan

        The following is a general summary of the material tax consequences of the exchange of your Eligible Options and the grant of a New Option under the Offer for individuals subject to tax in Taiwan. This summary is general in nature and does not discuss all of the tax and legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. Please note that tax and other laws change frequently and sometimes on a retroactive basis. This information may be out of date, and thus not relevant, at the time you are granted your New Option. We advise all option holders considering exchanging their Eligible Options to seek the advice of their own tax advisors. If you are a citizen or resident of another country, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in this other country apply to your specific situation

Option Exchange

        You will not be subject to tax as a result of the exchange of an Eligible Option for a New Option.

Grant of New Option

        You will not be subject to tax when the New Option is granted to you.

Exercise of New Option

        You will not be subject to tax when you exercise your New Option.

Sale of Shares

        If you acquire shares upon exercise of your New Option, you will not be subject to tax when you subsequently sell the shares.

Dividends

        If you receive dividends on account of your Adobe shares, you will not be subject to tax in Taiwan. You will, however, be subject to U.S. federal withholding tax.

Withholding and Reporting

        Your employer is not required to withhold or report income tax as a result of the option exchange, grant or exercise of a New Option or sale of shares. It is your responsibility to report and pay applicable taxes, if any.

Adobe Systems Incorporated
Offer to Exchange: A Guide to Issues in United Kingdom

        The following is a general summary of the material tax consequences of the exchange of your Eligible Options and the grant of a New Option under the Offer for individuals subject to tax in the United Kingdom. This summary is general in nature and does not discuss all of the tax and legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. Please note that tax and other laws change frequently and sometimes on a retroactive basis. This information may be out of date, and thus not relevant, at the time you are granted your New Option. We advise all option holders considering exchanging their Eligible Options to seek the advice of their own tax advisors. If you are a citizen or resident of another country, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in this other country apply to your specific situation

Option Exchange

        It is unlikely that there will be a tax liability in connection with the tender of your Eligible Options in exchange for your New Option.

Grant of New Option

        You will not be subject to tax when the New Option is granted to you.

Exercise

        You will be subject to tax when you exercise your New Option. Income tax will be charged on the difference between the fair market value of the stock on the date of exercise and the exercise price (the "Spread"). Your employer will be responsible for tax withholding under the Pay As You Earn system in relation to the tax due on the gain realized on exercise of your New Option and, therefore, for paying the income tax withheld to the UK Inland Revenue on your behalf. Your employer will inform you of how it intends to recoup the income tax that it pays on your behalf. If you fail to pay to your employer the income tax due within 90 days of the date of exercise of your option, you may be deemed to have received a further taxable benefit equal to the amount of income tax due. This will give rise to a further income tax charge.

        Subject to comments in the next paragraph, you will also be subject to the employees' portion of NICs on the Spread at exercise of your New Option. With effect from 6 April 2003 employees' NICs are payable at the rate of 11% up to the upper earnings limit set for employees' NICs purposes and, in addition, 1% NICs will apply without limit on earnings in excess of the upper earnings limit.

        If you were granted Eligible Options between 6 April 1999 and 19 May 2000 inclusive, which were underwater on 7 November 2000, you may be exempt (either entirely or in part) from NICs liability on the exercise of the New Option granted to replace those Eligible Options. You should consult your tax advisor regarding whether favorable NICs treatment will apply to your New Option.

Sale of Shares

        When you sell your shares, you will be subject to capital gains tax. Your taxable gain will be calculated as the difference between: (i) the sale proceeds; and (ii) the exercise price paid for the shares plus the amount (if any) that was subject to tax at the time of exercise less any applicable costs of acquisition or disposal. Please consult your tax advisor prior to selling your shares to determine the taxable amount.

        Please note that an annual exemption is available to set against total gains of £7,900 for the tax year 6 April 2003 to 5 April 2004 and you may also be able to benefit from taper relief to reduce your chargeable gain. The rate of taper relief is dependent upon the number of years that the shares are held and whether the shares qualify as business assets (which in turn depends on whether you continue to be employed by an Adobe group company).

Dividends

        If you receive dividends on account of your Adobe shares, you will be subject to income tax in the U.K. and to U.S. federal withholding tax at source. You may be entitled to a tax credit against your U.K. income tax for the U.S. federal income tax withheld.

Withholding and Reporting

        Your employer is required to withhold and report income tax and NICs on the Spread at exercise. If the amount withheld is not sufficient to cover your actual liability, you will be responsible for paying the deficiency. In addition, you will be responsible for paying any taxes owed as a result of the sale of the shares.

        You will also be required to report the exercise of your New Option and the subsequent disposal of your shares on your annual UK Tax Return.

QuickLinks

  Exhibit 99.(a)(1)(A)
OFFER TO EXCHANGE OUTSTANDING OPTIONS TO PURCHASE COMMON STOCK May 16, 2003
SUMMARY OF TERMS OF OFFER TO EXCHANGE OUTSTANDING OPTIONS TO PURCHASE COMMON STOCK
THIS OFFER
APPENDIX A INFORMATION ABOUT THE DIRECTORS AND EXECUTIVE OFFICERS OF ADOBE
APPENDIX B A GUIDE TO INTERNATIONAL ISSUES